UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

COMMSCOPE HOLDING COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(7)	Form, Schedule or Registration Statement No.:
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1 2017 PROXY STATEMENT

March 21, 2017

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of CommScope Holding Company, Inc., a Delaware corporation (the “Company”), to be held on Friday, May 5, 2017 at 1:00 p.m., local time, at JPMorgan Chase Conference Center, 270 Park Avenue, 2nd Floor, New York, NY 10017.

At the Annual Meeting we will review the Company’s activities in 2016, as well as the outlook for 2017. Details of the business to be conducted and the matters to be considered at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement.

You will also find information regarding the matters to be voted on in the attached Notice of Annual Meeting and Proxy Statement. We are sending our stockholders a notice regarding the availability of this Proxy Statement, our 2016 Annual Report to Stockholders and other proxy materials via the Internet. This electronic process gives you fast, convenient access to the materials, reduces the impact on the environment and reduces our printing and mailing costs. You may request a paper copy of these materials using one of the methods described in the materials.

Whether or not you attend in person, it is important that your shares be represented and voted at the meeting. I urge you to sign, date and return the enclosed proxy card, or vote via the Internet or by telephone as directed on the proxy card, at your earliest convenience. You are, of course, welcome to attend the Annual Meeting and vote in person, even if you have previously returned your proxy card or voted over the Internet or by telephone.

Sincerely,

Marvin S. Edwards, Jr.

President and Chief Executive Officer

COMMSCOPE HOLDING COMPANY, INC.

1100 CommScope Place, SE

Hickory, North Carolina 28602

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	1:00 p.m., local time, on Friday, May 5, 2017

Place:	JPMorgan Chase Conference Center

270 Park Avenue

2nd Floor

New York, NY 10017

Who Can Vote:	Only holders of our common stock at the close of business on March 7, 2017 will be entitled to receive notice of, and to vote at, the Annual Meeting.

Annual Report:	Our 2016 Annual Report to Stockholders accompanies but is not part of these proxy materials.

Proxy Voting:	Your Vote is Important. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or, if you request printed copies of the proxy materials by mail, by signing, dating and returning the enclosed proxy card or voting instruction form will save the expenses and extra work of additional solicitation. If you request printed copies of the proxy materials by mail and you wish to vote by mail, we have enclosed an envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted by delivering to the Company a subsequently executed proxy or a written notice of revocation or by voting in person at the Annual Meeting.

Items of Business:

•	To elect three Class I directors for terms ending at the 2020 Annual Meeting of Stockholders;

•	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers;

•	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017; and

•	To transact any other business that may properly come before the Annual Meeting.

Date of Mailing:	A Notice of Internet Availability of Proxy Materials or this Proxy Statement are first being mailed to stockholders on or about March 21, 2017.

BY ORDER OF THE BOARD OF DIRECTORS,

Sincerely,

Frank B. Wyatt, II

Secretary

March 21, 2017

Page

PROXY SUMMARY	1

PROXY STATEMENT	5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	5
Why did I receive a Notice of Internet Availability of Proxy Materials?	5
Who is entitled to vote at the Annual Meeting?	5
What will I be voting on at the Annual Meeting and how does the Board recommend that I vote?	5
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	6
How do I vote?	6
What does it mean if I receive more than one Notice, proxy card or voting instruction form?	7
May I change my vote after I have submitted a proxy?	7
Who will serve as the proxy tabulator and inspector of election?	7
How will abstentions and “broker non-votes” be counted?	7
What vote is required to approve each proposal?	8
Who is paying for the cost of this proxy solicitation?	8
What do I need to do to attend the meeting in person?	9
Is there a list of stockholders entitled to vote at the Annual Meeting?	9
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	9
Could other matters be decided at the Annual Meeting?	9

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS	10
Policies on Corporate Governance	10
Board Leadership Structure	10
The Board’s Role in Succession Planning	10
Board Role in Risk Oversight	10
Director Independence	11
Nominations for Directors	11
Director Qualifications	12
Board Composition	12
Stockholder Communications with Board of Directors	13
Board Meetings, Attendance and Executive Sessions	13
Board Committees	13
Compensation Committee Interlocks and Insider Participation	15

i	2017 Proxy Statement

PROXY SUMMARY

We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and CommScope 2016 Annual Report before you vote.

2017 Annual Meeting of Stockholders

Time and Date:	1:00 p.m., local time, on Friday, May 5, 2017

Place:	JPMorgan Chase Conference Center, 270 Park Avenue, 2nd Floor, New York, NY 10017

Who Can Vote:	Only holders of our common stock at the close of business on March 7, 2017 will be entitled to receive notice of, and to vote at, the Annual Meeting.

Record Date:	March 7, 2017

Proxy Voting:	Your Vote is Important. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or, if you request printed copies of the proxy materials by mail, by signing, dating and returning the proxy card or voting instruction form will save the expenses and extra work of additional solicitation. If you request printed copies of the proxy materials by mail and wish to vote by mail, we provide an envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted by delivering to the Company a subsequently executed proxy or a written notice of revocation or by voting in person at the Annual Meeting.

Admission:	You are, of course, welcome to attend the Annual Meeting and vote in person, even if you have previously returned your proxy card or voted over the Internet or by telephone.

Date of Mailing:	A Notice of Internet Availability of Proxy Materials or this Proxy Statement are first being mailed to stockholders on or about March 21, 2017.

How to Cast Your Vote

Your vote is important! Please cast your vote and play a part in the future of CommScope.

Stockholders of record, who hold shares registered in their names, can vote by:

Internet at www.voteproxy.com	calling 1-800-PROXIES toll-free from the U.S. or Canada	mail return the signed proxy card

The deadline for voting online or by telephone is 11:59 p.m. EDT on May 4, 2017. If you vote by mail, your proxy card must be received before the annual meeting.

Beneficial owners, who own shares through a bank, brokerage firm or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the Internet, provided by the bank, broker or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.

If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the annual meeting. Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible.

See the “Questions and Answers About the Meeting and Voting” section beginning on page 5 for more details.

2017 Proxy Statement	1

PROXY SUMMARY

Voting Matters and Board Recommendations

Voting Matters		Board’s Recommendation	Page Reference (for more detail)
Item 1.	To elect three Class I directors for terms ending at the 2020 Annual Meeting of Stockholders	✓ FOR Each Nominee	22
Item 2.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers	✓ FOR	29
Item 3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017	✓ FOR	30

Board Nominees (page 22)

CommScope’s Board of Directors currently has 9 members, divided into three classes with staggered three-year terms. The following table provides summary information about each director nominee standing for re-election to the Board of Directors for terms ending at the 2020 Annual Meeting of Stockholders.

Name	Age	Director Since	Professional Background	Independent	Committee Memberships	Board Service
Frank M. Drendel	72	2011	CommScope Founder; Chairman of the Board, CommScope; Director, National Cable & Telecommunications Association	No	—	Former: Tyco International, Ltd., General Instrument Corporation, Sprint Nextel Corporation, and Nextel Communications, Inc.
Joanne M. Maguire	63	2016	Executive VP, Lockheed Martin Space Systems Company; Sector CEO, Northrop Grumman	Yes	Nominating (Chair)	Current: Visteon Corporation Former: Freescale Semiconductor, Ltd.
Thomas J. Manning	61	2014	Lecturer in Law, University of Chicago Law School; Senior Advisor, The Demand Institute, Affiliated Partner, Waterstone Management Group; CEO, Cerberus Asia Operations & Advisory Ltd; CEO, Indachin Ltd, Chairman of China Board of Directors Ltd; Senior Partner, Bain and Company; Global Managing Director, Strategy & Technology Business of Capgemini; CEO, Capgemini Asia Pacific; CEO, E&Y Consulting Asia Pacific	Yes	Audit	Current: The Dun & Bradstreet Corporation and Clear Media Limited Former: iSoftStone Holdings Limited, GOME Electrical Appliances Company, AsiaInfo-Linkage, Inc., and Bank of Communications

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PROXY SUMMARY

Corporate Governance Highlights (page 10)

The Company is committed to good corporate governance, which we believe is important to the success of our business and in advancing stockholder interests. Our corporate governance practices are described in greater detail in the “Corporate Governance Matters and Committees of the Board of Directors” section. Highlights include:

•	7 out of 9 Board members are independent
•	separate individuals serving as Chairman of the Board of Directors and CEO
•	independent Audit, Compensation and Nominating Committees
•	risk oversight by full Board and committees
•	regular Board and committee self-evaluations
•	active stockholder engagement
•	policies prohibiting margin accounts and pledging

Executive Compensation Highlights (page 34)

The principal objectives of our named executive officer (NEO) compensation include the following:

•	Competitive pay—providing compensation opportunities that enable us to attract superior talent in a highly competitive industry and retain key employees by rewarding outstanding achievement.

•	Pay for performance—creating incentives that reward management for financial results that our Compensation Committee believes will enhance near-term performance and drive sustainable performance over the longer term.

•	Alignment with stockholders—aligning our executives’ interests with those of our stockholders through our pay for performance philosophy and by encouraging our executives to have a meaningful equity stake in the Company.

(1)	Compensation that varies based on company performance and/or changes in our stock price is considered at-risk.

2017 Proxy Statement	3

PROXY SUMMARY

Compensation Discussion and Analysis Highlights (page 36) The following table summarizes the primary elements of our executive compensation program for 2016.
Compensation Element	Purpose	Link to Performance
Base Salary	Recognize performance of job responsibilities as well as attract and retain individuals with superior talent.	Determined based on job scope, experience and market competitiveness.
Annual Incentive Plan (AIP) Bonus Awards	Provide short-term incentives linked directly to achievement of financial objectives.	Value earned is based on the level of achievement against predetermined Adjusted Operating Income (AOI) and Adjusted Free Cash Flow goals.
Stock Options	Directly link senior management’s and stockholders’ interests by tying long-term incentive to stock price appreciation.	The realized value of stock options is based on stock price performance for up to 10 years.
Restricted Stock Units (RSUs)	Provide a strong retention element of compensation while providing alignment of executive and stockholders’ interests.	The realized value of RSUs is based on stock price performance for the vesting period.
Performance Share Units (PSUs)	Provide a strong retention element along with aligning compensation with our business strategy and the long-term creation of stockholder value.	The number of PSUs earned is based on the level of achievement of AOI goals for a one-year performance period. Value realized also varies based on stock price performance for the vesting period.

4	2017 Proxy Statement

PROXY STATEMENT

Annual Meeting of Stockholders

May 5, 2017

This proxy statement and accompanying proxy (the “Proxy Statement”) are being furnished to the stockholders of CommScope Holding Company, Inc., a Delaware corporation (the “Company” or “CommScope”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board” or the “Board of Directors”) for use at the Annual Meeting of Stockholders, and at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of 2017 Annual Meeting of Stockholders. The Annual Meeting will be held on May 5, 2017 at 1:00 p.m., local time, at JPMorgan Chase Conference Center, 270 Park Avenue, 2nd Floor, New York, NY 10017.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials?

You are receiving this Proxy Statement because you owned shares of CommScope common stock at the close of business on March 7, 2017 (the “Record Date”), and that entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting.

We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about March 21, 2017, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice contains instructions about how to access our proxy materials and vote via the Internet. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock outstanding at the close of business on the Record Date are entitled to vote their shares at the Annual Meeting. As of the Record Date, 194,688,005 shares of our common stock were issued and outstanding. Each share of our common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

The presence at the Annual Meeting in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote at the Annual Meeting, or 97,344,003 shares, will constitute a quorum for the transaction of business at the Annual Meeting.

What will I be voting on at the Annual Meeting and how does the Board recommend that I vote?

There are three proposals that stockholders will vote on at the Annual Meeting:

•	Proposal No. 1—Election of three Class I directors to serve until the 2020 Annual Meeting of Stockholders;

•	Proposal No. 2—Advisory vote to approve the compensation paid to our named executive officers;

2017 Proxy Statement	5

PROXY STATEMENT

•	Proposal No. 3—Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017.

The Board recommends that you vote:

•	Proposal No. 1—FOR the election of each of the three nominees to the Board;

•	Proposal No. 2—FOR the advisory vote to approve the compensation paid to our named executive officers;

•	Proposal No. 3—FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017.

Each of Mark A. Olson and Michael D. Coppin has been selected by our Board to serve as a proxy holder for the Annual Meeting. All shares of our common stock represented by properly delivered proxies received in time for the Annual Meeting will be voted at the Annual Meeting by the proxy holders in the manner specified in the proxy by the stockholder. If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares in accordance with the recommendations of the Board.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the “stockholder of record.” The Notice has been or will be sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares held in street name. The Notice has been or will be sent to you by your broker, bank or other holder of record who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote the shares in your account.

How do I vote?

Stockholder of Record. If you are a stockholder of record, you may vote by using any of the following methods:

•	Through the Internet. You may vote by proxy through the Internet by following the instructions on the Notice or the instructions on the proxy card if you request printed copies of the proxy materials by mail.

•	By Telephone. You may vote by proxy by calling the toll-free telephone number shown on the proxy card and following the recorded instructions.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card and sending it back to the Company in the envelope provided.

•	In Person at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person. We encourage you, however, to vote through the Internet, by telephone or by mailing us your proxy card even if you plan to attend the Annual Meeting so that your shares will be voted in the event you later decide not to attend the Annual Meeting.

6	2017 Proxy Statement

PROXY STATEMENT

Beneficial Owners. If you are a beneficial owner of shares, you may vote by using any of the following methods:

•	Through the Internet. You may vote by proxy through the Internet by following the instructions provided in the Notice and the voting instruction form provided by your broker, bank or other holder of record.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the voting instruction form and following the recorded instructions.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the voting instruction form and sending it back to the record holder in the envelope provided.

•	In Person at the Annual Meeting. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other holder of record and present it at the Annual Meeting. Please contact that organization for instructions regarding obtaining a legal proxy.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

If you received more than one Notice, proxy card or voting instruction form, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice, proxy card and voting instruction form to ensure that all of your shares are voted.

May I change my vote after I have submitted a proxy?

If you are a stockholder of record, you have the power to revoke your proxy at any time by:

•	delivering to our Corporate Secretary an instrument revoking the proxy;

•	delivering a new proxy in writing, through the Internet, by telephone or by mail, dated after the date of the proxy being revoked; or

•	attending the Annual Meeting and voting in person (attendance without casting a ballot will not, by itself, constitute revocation of a proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. You may also revoke your previous voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it at the Annual Meeting.

Who will serve as the proxy tabulator and inspector of election?

A representative from American Stock Transfer & Trust Company, LLC, will serve as the independent inspector of election and will tabulate votes cast by proxy or in person at the Annual Meeting. We will report the results in a Form 8-K filed with the Securities and Exchange Commission (the “Commission”) within four business days of the Annual Meeting.

How will abstentions and “broker non-votes” be counted?

The shares of a stockholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present.

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PROXY STATEMENT

If you are a beneficial owner of shares and do not provide the record holder of your shares with specific voting instructions, your record holder may vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017 (Proposal No. 3). However, your record holder cannot vote your shares without specific instructions on the election of directors (Proposal No. 1) or the advisory vote on the compensation paid to our named executive officers (Proposal No. 2). If your record holder does not receive instructions from you on how to vote your shares on Proposals 1 or 2, your record holder will inform the inspector of election that it does not have the authority to vote on that proposal with respect to your shares. This is generally referred to as a “broker non-vote.” Broker non-votes will be counted as present for purposes of determining whether a quorum is present, but they will not be counted in determining the outcome of the vote.

What vote is required to approve each proposal?

The following table summarizes the votes required for passage of each proposal and the effect of abstentions and broker non-votes.

Proposal	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
No. 1—Election of directors	Each director will be elected by a vote of a majority of the votes cast with respect to that director, meaning the number of shares voted “for” a director must exceed the number of votes cast “against” that director.	Abstentions and broker non- votes will not affect the outcome of the vote.
No. 2—Advisory vote to approve compensation paid to our named executive officers	Approval by a majority of the voting power of the shares entitled to vote and represented in person or by proxy.	Abstentions will count as votes against the proposal; broker non- votes will not affect the outcome of the vote.
No. 3—Ratification of appointment of independent registered public accounting firm	Approval by a majority of the voting power of the shares entitled to vote and represented in person or by proxy.	Abstentions will count as votes against the proposal.

Who is paying for the cost of this proxy solicitation?

Our Board is soliciting the proxy accompanying this Proxy Statement. We will pay all proxy solicitation costs. Proxies may be solicited by our officers, directors and employees, none of whom will receive any additional compensation for their services. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email or the Internet. We will pay brokers, banks and certain other holders of record holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, for the expense of forwarding solicitation materials to the beneficial owners. The Company has retained Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist in the solicitation of proxies from stockholders. Morrow Sodali LLC will receive a solicitation fee of approximately $10,000, plus reimbursement of certain out-of-pocket expenses.

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PROXY STATEMENT

What do I need to do to attend the meeting in person?

In order to be admitted to the Annual Meeting, you must present proof of ownership of CommScope stock as of the close of business on the Record Date. This can be:

•	a brokerage statement or letter from a bank or broker that is a record holder indicating your ownership of CommScope stock as of the close of business on March 7, 2017;

•	the Notice of Internet Availability of Proxy Materials;

•	a printout of the proxy distribution email (if you received your materials electronically);

•	a proxy card;

•	a voting instruction form; or

•	a legal proxy provided by your broker, bank or nominee.

Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

Is there a list of stockholders entitled to vote at the Annual Meeting?

A list of stockholders entitled to vote at the Annual Meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 8:00 a.m. and 4:00 p.m. Eastern Time, at our offices at 1100 CommScope Place, SE, Hickory, North Carolina 28602. If you would like to view the stockholder list, please contact our Corporate Secretary to schedule an appointment.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

To reduce costs and reduce the environmental impact of our Annual Meeting, we have adopted a procedure approved by the Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only a single copy of our Proxy Statement and 2016 Annual Report, unless we have received contrary instructions from such stockholder. Stockholders who participate in householding will continue to receive separate proxy cards and Notices.

We will promptly deliver, upon written or oral request, individual copies of the proxy materials to any stockholder that received a householded mailing. If you are a stockholder of record and would like an additional copy of the Proxy Statement or 2016 Annual Report, please contact our Corporate Secretary by mail at 1100 CommScope Place, SE, Hickory, North Carolina 28602 or by phone at (828) 324-2200. If you are a beneficial owner, you may contact the broker or bank where you hold the account.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our Proxy Statement and Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, American Stock Transfer & Trust Company, LLC, at 6201 15th Avenue, Brooklyn, NY 11219 or by phone at (800) 937-5449.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, our Board is not aware of any matters, other than those described in this Proxy Statement, which are to be voted on at the Annual Meeting. If any other matters are properly raised at the Annual Meeting, however, the persons named as proxy holders intend to vote the shares represented by your proxy in accordance with their judgment on such matters.

2017 Proxy Statement	9

CORPORATE GOVERNANCE MATTERS AND COMMITTEES

OF THE BOARD OF DIRECTORS

POLICIES ON CORPORATE GOVERNANCE

Our Board believes that good corporate governance is important to ensure our business is managed for the long-term benefit of our stockholders. We have adopted a Code of Conduct that applies to all of our directors, executive officers and senior financial and accounting officers. We have also adopted a Code of Ethics and Business Conduct that applies to all of our employees. We have also adopted Corporate Governance Guidelines. Current versions of the Code of Conduct, the Code of Ethics and Business Conduct and the Corporate Governance Guidelines, are available on our website at www.commscope.com and will also be provided upon request to any person without charge. Requests should be made in writing to our Corporate Secretary at CommScope Holding Company, Inc., 1100 CommScope Place, SE, Hickory, NC 28602, or by phone at (828) 324-2200. In the event of any amendment or waiver of our Code of Conduct or Code of Ethics and Business Conduct applicable to our directors or executive officers, such amendment or waiver will be posted on our website.

BOARD LEADERSHIP STRUCTURE

The Company currently has separate individuals serving in the positions of Chairman of the Board and Chief Executive Officer. The Board of Directors does not have a set policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board regularly evaluates whether the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee of the Company. The Board believes these issues should be considered as part of the Board’s broader oversight and succession planning process.

THE BOARD’S ROLE IN SUCCESSION PLANNING

As reflected in our Corporate Governance Guidelines, the Board’s primary responsibilities include planning for Chief Executive Officer succession and monitoring and advising on management’s succession planning for other executive officers. The Board’s goal is to have a long-term and continuing program for effective senior leadership development and succession. The Board is actively engaged in all of these endeavors and also has a contingency plan in place for emergencies such as the departure, death or disability of the Chief Executive Officer or other executive officers.

The Chief Executive Officer & Chief Human Resource Officer report to the Board at least twice a year on succession planning and management development.

BOARD ROLE IN RISK OVERSIGHT

While risk management is primarily the responsibility of our management, the Board provides overall risk oversight focusing on the most significant risks facing us. The Board oversees the risk management processes that have been designed and are implemented by our executives to determine whether those processes are functioning as intended and are consistent with our business and strategy. The Board executes its oversight responsibility for risk management directly and through its committees. The Board’s role in risk oversight has not affected its leadership structure.

The Audit Committee is specifically tasked with reviewing with management, the independent auditors and our legal counsel, as appropriate, our compliance with legal and regulatory requirements and any related compliance policies and programs. The Audit Committee is also tasked with reviewing our

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CORPORATE GOVERNANCE

financial and risk management policies. Members of our management who have responsibility for designing and implementing our risk management processes regularly meet with the Audit Committee. The Board’s other committees oversee risks associated with their respective areas of responsibility.

The full Board considers specific risk topics, including risk-related issues pertaining to laws and regulations enforced by the United States and foreign government regulators and risks associated with our business plan and capital structure. In addition, the Board receives reports from members of our management that include discussions of the risks and exposures involved with their respective areas of responsibility, and the Board is routinely informed of developments that could affect our risk profile or other aspects of our business.

DIRECTOR INDEPENDENCE

Nasdaq listing standards and our Corporate Governance Guidelines, which are available on our website as described above, require that the Board be comprised of a majority of directors who qualify as independent directors under applicable Nasdaq rules. The Board has determined that each of our non-employee directors, Austin A. Adams, Stephen C. Gray, L. William Krause, Joanne M. Maguire, Thomas J. Manning, Claudius E. Watts IV and Timothy T. Yates, is independent under applicable Nasdaq rules. The Board has determined that each of Marvin S. Edwards, Jr. and Frank M. Drendel is not independent. In making its independence determinations, the Board considered the relationship between our Company and Carlyle, as Carlyle owned approximately 32% of our outstanding common stock during a portion of 2016. Specifically, the Board considered the fact that (i) Messrs. Adams, Gray, Krause, Manning, Watts and Yates serve on our Board having been previously designated by Carlyle pursuant to the terms of the second amended and restated stockholders agreement, (ii) Mr. Watts serves as Managing Director of Carlyle, and (iii) Mr. Krause serves as Senior Advisor to Carlyle. The Board considered these matters and the other relationships with these directors and the Company and Carlyle and the Board determined that none of such directors have a relationship which, in the opinion of the Board, would interfere with the exercise of such director’s independent judgment in carrying out the responsibilities as a director or otherwise impair such director’s independence.

NOMINATIONS FOR DIRECTORS

The Nominating Committee will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a director candidate for consideration by the Nominating Committee should send such recommendation to our Corporate Secretary at CommScope Holding Company, Inc., 1100 CommScope Place, SE, Hickory, NC 28602, who will then forward it to the committee. Any such recommendation should include a description of the candidate’s qualifications for board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the Nominating Committee as a nominee, must comply with the advance notice requirements set forth in our Bylaws. See “Stockholder Proposals for the Company’s 2018 Annual Meeting” for more information on these procedures.

The Nominating Committee will consider and evaluate persons recommended by the stockholders in the same manner as it considers and evaluates other potential directors.

2017 Proxy Statement	11

CORPORATE GOVERNANCE

DIRECTOR QUALIFICATIONS

The Nominating Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board of Directors those candidates to be nominated for election to the Board of Directors. In reviewing such candidates, our Corporate Governance Guidelines, which are available on our website as described above, set forth criteria that the Nominating Committee must consider when evaluating a director candidate for membership on the Board of Directors. These criteria are as follows:

•	Integrity: reputation for integrity, honesty and adherence to high ethical standards;

•	Sound business judgment: demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and a willingness to contribute positively to the decision-making process;

•	Ability and willingness to commit sufficient time to the Board: commitment to understand us and our industry and to regularly attend and participate in meetings of the Board of Directors and its committees; and

•	Ethics and independence: ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, clients, governmental units, creditors and the general public, and to act in the interests of all stockholders.

The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee.

Our Corporate Governance Guidelines also require the Nominating Committee to consider the mix of backgrounds and qualifications of the directors in order to assure that the Board of Directors has the necessary experience, knowledge and abilities to perform its responsibilities effectively and to consider the value of diversity on the Board of Directors. While diversity and variety of experiences and viewpoints represented on the Board should always be considered, a director nominee should not be chosen or excluded solely or largely because of race, religion, national origin, gender, sexual orientation or disability.

BOARD COMPOSITION

Our Board of Directors currently consists of nine members. Frank M. Drendel is our Chairman of the Board of Directors.

The number of members on our Board of Directors may be modified from time to time exclusively by resolution of our Board of Directors. Our Board is divided into three classes whose members serve three-year terms expiring in successive years. Directors hold office until their successors have been duly elected and qualified or until the earlier of their respective death, resignation or removal.

At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following such election. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

In connection with the Carlyle Acquisition, we entered into a stockholders agreement with Carlyle and members of management who held common stock. Upon the effectiveness of the registration statement that was filed in connection with our initial public offering (IPO), the stockholders agreement was amended and restated. The stockholders agreement was subsequently amended and restated as

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CORPORATE GOVERNANCE

of November 12, 2015 (the “second amended and restated stockholders agreement”). See “Certain Relationships and Related Party Transactions—Second Amended and Restated Stockholders Agreement.” Pursuant to the amended and restated stockholders agreement in effect prior to November 12, 2015, Carlyle had the right to designate nine of our eleven directors, and, prior to November 12, 2015, Carlyle had designated all nine director positions which it was entitled to designate. On November 12, 2015, we entered into the second amended and restated stockholders agreement with Carlyle and the other parties thereto to eliminate the right of Carlyle to designate any members for election to the Board of Directors. On November 10, 2016, Carlyle sold all of its remaining CommScope shares, and the second amended and restated stockholders agreement expired in accordance with its terms. Messrs. Adams, Gray, Krause, Manning, Watts and Yates were previously designated by Carlyle.

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable the Board of Directors to satisfy their oversight responsibilities effectively in light of our business and structure, the Board of Directors focused primarily on each person’s background and experience as reflected in the information discussed in each of the director’s individual biographies set forth below. See “Proposal No. 1: Election of Directors.” We believe that our directors provide an appropriate diversity of experience and skills relevant to the size and nature of our business.

STOCKHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS

The Board of Directors provides a process for stockholders to send communications to the Board of Directors or any of the directors. Stockholders may send written communications to the Board of Directors, or any of the individual directors, c/o the Corporate Secretary of the Company at CommScope Holding Company, Inc., 1100 CommScope Place, SE, Hickory, North Carolina 28602. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board of Directors or the individual directors, as applicable, on a periodic basis.

BOARD MEETINGS, ATTENDANCE AND EXECUTIVE SESSIONS

The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend meetings of the Board and its committees to report on and discuss their areas of responsibility. Directors are expected to attend Board meetings and meetings of committees on which they serve. In addition, all directors are invited, but not required, to attend our annual stockholder meeting. In 2016, all of the directors attended our annual stockholder meeting either in person or via telephone. Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. In 2016, the Board held eight meetings and committees of the Board held a total of ten meetings. All directors attended all of the meetings of the Board and committees on which they served.

In general, the Board reserves time following each regularly scheduled meeting to allow the independent directors to meet in executive sessions.

BOARD COMMITTEES

Our Board of Directors directs the management of our business and affairs as provided by Delaware law and conducts its business through meetings of the Board of Directors and three standing committees: the Audit Committee, Compensation Committee and Nominating Committee. In addition, from time to time, other committees may be established under the direction of the Board of Directors when necessary or advisable to address specific issues.

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CORPORATE GOVERNANCE

Each of the Audit Committee, Compensation Committee and Nominating Committee operate under a charter that was approved by our Board of Directors. Each of these charters is available on our investor relations website at http://ir.commscope.com.

Audit Committee

The Audit Committee, which consists of Messrs. Yates (Chair), Adams and Manning, is responsible for, among its other duties and responsibilities, assisting the Board of Directors in overseeing: our accounting and financial reporting processes and other internal control processes, the audits and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, our Code of Conduct and Code of Ethics and Business Conduct, the approval of related-person transactions, and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. Our Audit Committee also has the authority to review and approve our decision to enter into derivatives and to establish policies and procedures with respect thereto, including utilizing the commercial end-user exemption to enter into non-cleared swaps which are not executed through a board of trade or swap execution facility. The Board of Directors has determined that each of Messrs. Yates, Adams and Manning is an “audit committee financial expert” as such term is defined under the applicable regulations of the Commission and has the requisite accounting or related financial management expertise and financial sophistication under the applicable rules and regulations of Nasdaq. The Board of Directors has also determined that Messrs. Yates, Adams and Manning are each independent under Rule 10A-3 under the Exchange Act and the Nasdaq standard, for purposes of Audit Committee independence. All members of the Audit Committee are able to read and understand fundamental financial statements, are familiar with finance and accounting practices and principles and are financially literate.

In 2016, the Audit Committee met four times.

Compensation Committee

During the year ended December 31, 2016, our Compensation Committee consisted of Messrs. Watts (Chair), Campbell R. Dyer and Krause. The Compensation Committee, which currently consists of Messrs. Watts (Chair), Krause and Gray, is responsible for, among its other duties and responsibilities, reviewing and approving the compensation philosophy for our chief executive officer, reviewing and approving all forms of compensation and benefits provided to our other executive officers and reviewing and overseeing the administration of our equity incentive plans. The Compensation Committee may engage independent compensation advisors to provide advice regarding our executive compensation program. The Compensation Committee’s processes for fulfilling its responsibilities and duties with respect to executive compensation and the role of executive officers and management in the compensation process are each described under the heading “Determination of Compensation Awards” in this Proxy Statement. The Board of Directors has determined that each member of the Compensation Committee satisfies the enhanced independence standards for compensation committee members as defined in the rules of Nasdaq and the Commission.

In 2016, the Compensation Committee met four times.

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CORPORATE GOVERNANCE

Nominating Committee

During the year ended December 31, 2016, our Nominating Committee consisted of Messrs. Watts (Chair), Dyer and Krause. The Nominating Committee, which currently consists of Ms. Maguire (Chair) and Messrs. Watts and Krause, is responsible for, among its other duties and responsibilities, identifying and recommending candidates to the Board of Directors for election to our Board of Directors and reviewing the composition of the Board of Directors and its committees. The Board of Directors has determined that each member of the Nominating Committee is independent as defined in the Nasdaq rules.

In 2016, the Nominating Committee met two times.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2016, our Compensation Committee consisted of Messrs. Watts (Chair), Dyer and Krause. None of the members of our Compensation Committee are or have been officers or employees of the Company. Messrs. Watts and Dyer are employed by Carlyle, and Mr. Krause is a Senior Advisor to Carlyle. During a portion of the year ended December 31, 2016, Carlyle was a party to the second amended and restated stockholders agreement with our Company and certain other stockholders. See “Certain Relationships and Related Party Transactions—Second Amended and Restated Stockholders Agreement.” During the year ended December 31, 2016, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our Compensation Committee.

2017 Proxy Statement	15

CERTAIN RELATIONSHIPS AND RELATED PARTY

TRANSACTIONS

Our Board has adopted a written statement of policy for the evaluation of and the approval, disapproval and monitoring of transactions involving us and “related persons.” For the purposes of the policy, “related persons” will include our executive officers, directors and director nominees or their immediate family members, or stockholders owning five percent or more of our outstanding common stock and their immediate family members.

The policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest. Pursuant to this policy, our management will present to our Audit Committee each proposed related person transaction, including all relevant facts and circumstances relating thereto. Our Audit Committee will then:

•	review the relevant facts and circumstances of each related person transaction, including the financial terms of such transaction, the benefits to us, the availability of other sources for comparable products or services, if the transaction is on terms no less favorable to us than those that could be obtained in arm’s-length dealings with an unrelated third party or employees generally and the extent of the related person’s interest in the transaction; and

•	take into account the impact on the independence of any independent director and the actual or apparent conflicts of interest.

Any related person transaction may only be consummated if our Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Certain types of transactions have been pre-approved by our Audit Committee under the policy. These pre-approved transactions include:

•	certain employment and compensation arrangements;

•	transactions where the related person’s interest is only as an employee (other than an executive officer), director or owner of less than ten percent (10%) of the equity in another entity;

•	transactions where the related person is an executive officer of another company and the aggregate amount involved does not exceed the greater of $200,000 or five percent (5%) of the total annual revenues of the other company;

•	charitable contributions to an organization, foundation or university at which the related person’s only relationship is as an employee, trustee or director, as long as the contribution is made pursuant to the Company’s policies and approved by someone other than the related person;

•	transactions where the interest of the related person arises solely from the ownership of a class of equity securities in our Company where all holders of such class of equity securities will receive the same benefit on a pro rata basis;

•	transactions determined by competitive bids;

•	certain regulated transactions involving the rendering of services at rates or charges fixed by law or governmental authority; and

•	certain transactions involving banking-related services such as services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

No director may participate in the approval of a related person transaction for which he or she, or his or her immediate family members, is a related person.

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CERTAIN RELATIONSHIPS

SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

In connection with the Carlyle Acquisition, on January 14, 2011, we entered into a stockholders agreement with Carlyle and members of management who held our common stock. Upon the effectiveness of the registration statement that was filed in connection with our IPO, the stockholders agreement was amended and restated. The stockholders agreement was subsequently amended and restated on November 12, 2015, following certain dispositions of our common stock by Carlyle. Prior to November 12, 2015, Carlyle had designated all nine director positions to which it was entitled under the amended and restated stockholders agreement, including current directors Messrs. Adams, Gray, Krause, Manning, Watts and Yates. The second amended and restated stockholders agreement expired in accordance with its terms on November 10, 2016, following Carlyle’s disposition of all of its remaining shares of CommScope common stock.

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with each of our directors and certain of our officers. These indemnification agreements provide the directors and officers with contractual rights to indemnification and expense advancement which are, in some cases, broader than the specific indemnification provisions under Delaware law. We believe that these indemnification agreements are, in form and substance, substantially similar to those commonly entered into by similarly situated companies.

EMPLOYMENT AGREEMENTS

See “Compensation Discussion and Analysis—Employment, Severance and Change in Control Arrangements” for information regarding the agreements that we have entered into with our executive officers.

REGISTRATION RIGHTS AGREEMENT

Pursuant to a registration rights agreement that we entered into on January 14, 2011 in connection with the Carlyle Acquisition, we granted Carlyle the right to cause us, in certain instances, at our expense, to file registration statements under the Securities Act of 1933, as amended, or the “Securities Act,” covering sales of our common stock held by them, and we granted Carlyle and certain other stockholders party to that agreement the right to “piggyback” on registration statements filed by us in certain circumstances. The registration rights agreement also requires us to indemnify certain of our stockholders and their affiliates in connection with any registrations of our securities. On November 10, 2016, we filed a prospectus registering all of the remaining shares covered by this registration rights agreement. We have no further obligations to register shares under this agreement.

2017 Proxy Statement	17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 7, 2017 by:

•	each individual or entity known to own beneficially more than 5% of the capital stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

We had 194,688,005 shares of common stock outstanding as of March 7, 2017. The amounts and percentages of shares beneficially owned are reported on the basis of Commission regulations governing the determination of beneficial ownership of securities. Under the Commission rules, an individual or entity is deemed to be a “beneficial” owner of a security if that individual or entity has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. An individual or entity is also deemed to be a beneficial owner of any securities of which that individual or entity has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing the ownership percentage of any other individual or entity. Under these rules, more than one individual or entity may be deemed to be a beneficial owner of securities as to which such individual or entity has no economic interest.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the shares of capital stock and the business address of each such beneficial owner, unless otherwise noted, is c/o CommScope Holding Company, Inc., 1100 CommScope Place, SE, Hickory, NC 28602.

Name of Beneficial Owner	Common Stock		Options to Purchase Common Stock (1)	RSUs (2)	Total Shares of Common Stock Beneficially Owned	Percentage of Class
Executive Officers and Directors:
Marvin S. Edwards, Jr. President, Chief Executive Officer and Director	88,803		1,812,168	—	1,900,971	*
Mark A. Olson Executive Vice President and Chief Financial Officer	20,624		31,802	—	52,426	*
Randall W. Crenshaw Executive Vice President and Chief Operating Officer	34,119		42,374	—	76,493	*
Peter U. Karlsson Senior Vice President, Global Sales	7,370		16,260	—	23,630	*
Frank B. Wyatt, II Senior Vice President, General Counsel and Secretary	33,379		271,493	—	304,872	*
Frank M. Drendel Chairman of the Board	2,518,612	(3)	1,533,795	—	4,052,407	2.07%
Austin A. Adams Director	8,446		—	4,230	12,676	*
Stephen C. Gray Director	5,364		28,575	4,230	38,169	*
L. William Krause Director	5,364		28,575	4,230	38,169	*
Joanne M. Maguire Director	1,609		—	4,230	5,839	*
Thomas J. Manning Director	5,606		—	4,230	9,836	*

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SECURITY OWNERSHIP

Name of Beneficial Owner	Common Stock	Options to Purchase Common Stock (1)	RSUs (2)	Total Shares of Common Stock Beneficially Owned	Percentage of Class
Claudius E. Watts IV Director	—	—	—	—	*
Timothy T. Yates Director	19,367	—	4,230	23,597	*
Directors and executive officers as a group (16 persons)	2,762,532	3,823,099	25,380	6,611,011	3.33%
Large Stockholders:
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	14,738,932	—	—	14,738,932	7.63%
BlackRock Inc.(5) 55 East 52nd Street New York, NY 10055	13,013,664	—	—	13,013,664	6.70%
Chieftain Capital Management, Inc.(6) 510 Madison Avenue New York, NY 10022	11,810,634	—	—	11,810,634	6.10%
FPR Partners, LLC(7) 199 Fremont Street, Suite 2500 San Francisco, CA 94105	10,218,602	—	—	10,218,602	5.30%
Maverick Capital, Ltd.(8) 300 Crescent Court, 18th Floor Dallas, TX 75201	10,031,988	—	—	10,031,988	5.20%
*	Denotes less than 1%
(1)	Includes options to purchase shares of common stock that are currently exercisable or will become exercisable within 60 days of March 7, 2017.
(2)	Includes restricted stock units that will vest and become exercisable within 60 days of March 7, 2017.
(3)	Includes 97,200 shares held in three separate guarantor retained annuity trusts established by Mr. Drendel and 152,383 shares held by the trusts of the deceased spouse of Mr. Drendel.
(4)	According to a Schedule 13G filed by The Vanguard Group on February 10, 2017. The shares listed in the table are beneficially owned by the following subsidiaries of The Vanguard Group: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The Vanguard Group has sole voting power with respect to 99,079 of the shares and shared voting power with respect to 29,181 of the shares, and sole dispositive power with respect to 14,620,190 of the shares and shared dispositive power over 118,742 of the shares.
(5)	According to a Schedule 13G filed by BlackRock, Inc. on January 30, 2017. The shares listed in the table are beneficially owned by the following subsidiaries of BlackRock, Inc.: BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC and BlackRock Life Limited. BlackRock, Inc. has sole voting power with respect to 12,353,873 of the shares and shared voting power with respect to 18,824 of the shares, and sole dispositive power with respect to 12,994,840 of the shares and shared dispositive power with respect to 18,824 of the shares.
(6)	According to a Schedule 13G filed by Chieftain Capital Management, Inc. on February 14, 2017, reporting beneficial ownership of our common stock as of December 31, 2016. According to the Schedule 13G, Chieftain Capital Management, Inc. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, may be deemed to have beneficial ownership of 11,810,634 shares of our common stock through the investment discretion it exercises over its clients’ accounts. According to the Schedule 13G, Chieftain Capital Management, Inc. reports sole voting over 10,949,321 shares of our common stock and sole dispositive power over 11,810,634 shares of our common stock.
(7)	According to a Schedule 13G filed jointly by FPR Partners, LLC, Andrew Raab and Bob Peck on February 14, 2017, reporting beneficial ownership of our common stock as of December 31, 2016. According to the Schedule 13G, FPR Partners, LLC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, may be deemed to have beneficial ownership of 10,218,602 shares of our common stock through the investment discretion it exercises over its clients’ accounts. Andrew Raab and Bob Peck are the Senior Managing Members of FPR Partners, LLC. FPR Partners, LLC, Andrew Raab and Bob Peck each have shared voting and dispositive power over the 10,218,602 shares reported on the Schedule 13G.
(8)	According to a Schedule 13G filed jointly by Maverick Capital, Ltd., Maverick Capital Management, LLC, Lee S. Ainslie III and Andrew H. Warford on February 15, 2017, reporting beneficial ownership of our common stock as of December 31, 2016. According to the Schedule 13G, Maverick Capital, Ltd. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, may be deemed to have beneficial ownership of 10,031,988 shares of our common stock through the investment discretion it exercises over its clients’ accounts. Maverick Capital Management, LLC is the General Partner of Maverick Capital, Ltd. Mr. Ainslie is the manager of Maverick Capital Management, LLC. Mr. Warford serves as the Chairman of the Stock Committee of Maverick Capital, Ltd.

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EXECUTIVE OFFICERS

The following table provides information regarding our executive officers:

Name	Age	Position
Marvin (Eddie) S. Edwards, Jr.	68	President, Chief Executive Officer and Director
Randall W. Crenshaw	59	Executive Vice President and Chief Operating Officer
Mark A. Olson	58	Executive Vice President and Chief Financial Officer
Peter U. Karlsson	53	Senior Vice President, Global Sales
Frank (Burk) B. Wyatt, II	54	Senior Vice President, General Counsel and Secretary
Philip M. Armstrong, Jr.	55	Senior Vice President, Corporate Finance
Robert W. Granow	59	Senior Vice President, Corporate Controller and Principal Accounting Officer
Robyn T. Mingle	51	Senior Vice President, Human Resources

Marvin (Eddie) S. Edwards, Jr.

Mr. Edwards became our President and Chief Executive Officer and a member of our Board of Directors in 2011. From 2010 to 2011, Mr. Edwards was our President and Chief Operating Officer. Prior to that, Mr. Edwards served as our Executive Vice President of Business Development and General Manager, Wireless Network Solutions since 2007. From 2005 to 2007, he served as our Executive Vice President of Business Development and the Chairman of the Board of Directors of our wholly-owned subsidiary, Connectivity Solutions Manufacturing LLC. Mr. Edwards also served as President and Chief Executive Officer of OFS Fitel, LLC and OFS BrightWave, LLC, a joint venture between our Company and The Furukawa Electric Co. Mr. Edwards has also served in various capacities with Alcatel, including President of Alcatel North America Cable Systems and President of Radio Frequency Systems.

Randall W. Crenshaw

Mr. Crenshaw became our Executive Vice President and Chief Operating Officer in 2011. From 2010 to 2011, Mr. Crenshaw was our Executive Vice President and Chief Supply Officer. Prior to this role, Mr. Crenshaw was Executive Vice President and General Manager, Enterprise since February 2004. From 2000 to 2004, he served as Executive Vice President, Procurement, and General Manager, Network Products Group of our Company. Prior to that time, he held various other positions with our Company since 1985.

Mark A. Olson

Mr. Olson became our Executive Vice President and Chief Financial Officer in 2012. From 2009 to 2012, Mr. Olson served as our Senior Vice President and Corporate Controller. Mr. Olson also served as Vice President and Controller for Andrew LLC from the closing of the Andrew acquisition through 2009. Prior to that acquisition, he was Vice President, Corporate Controller and Chief Accounting Officer of Andrew. Mr. Olson joined Andrew in 1993 as Group Controller, was named Corporate Controller in 1998, Vice President and Corporate Controller in 2000 and Chief Accounting Officer in 2003. Prior to joining Andrew, he was employed by Nortel and Johnson & Johnson.

Peter U. Karlsson

Mr. Karlsson has been our Senior Vice President, Global Sales since 2011. Mr. Karlsson previously served as Senior Vice President, Enterprise Sales from the time of our acquisition of Avaya’s Connectivity Solutions division in 2004 through 2011. From 2002 to that acquisition, he was Global

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EXECUTIVE OFFICERS

Vice President, Sales for Avaya’s SYSTIMAX division. Mr. Karlsson joined AT&T in 1989 holding several management positions in the Nordic and Sub-Sahara Africa regions, was named General Manager of Lucent Technologies Global Commercial Markets Southwest Territory in 1997 and Managing Director, Caribbean and Latin America for Lucent Global Business Partners Group in 1999 before transitioning to Vice President, Distribution for Avaya’s Connectivity Solutions division.

Frank (Burk) B. Wyatt, II

Mr. Wyatt has been Senior Vice President, General Counsel and Secretary (Chief Legal Officer) of CommScope since 2000. Prior to joining our company as General Counsel and Secretary in 1996, Mr. Wyatt was an attorney in private practice with Bell, Seltzer, Park & Gibson, P.A. (now Alston & Bird LLP). Mr. Wyatt is also our Chief Ethics and Compliance Officer.

Philip M. Armstrong, Jr.

Mr. Armstrong has been our Senior Vice President, Corporate Finance, since 2009. Mr. Armstrong previously served as Vice President, Investor Relations and Corporate Communications since 2000. Prior to joining CommScope in 1997, he held various Treasury and Finance positions at Carolina Power and Light Co. (formerly Progress Energy).

Robert W. Granow

Mr. Granow became our Vice President, Corporate Controller and Principal Accounting Officer in 2012 and was promoted to Senior Vice President in 2013. Mr. Granow joined CommScope in 2004 and has held various positions within CommScope’s Corporate Controller organization. Prior to joining our Company, he was employed by LifeSpan Incorporated, Aetna, Inc. and Arthur Andersen & Co.

Robyn T. Mingle

Ms. Mingle became our Senior Vice President, Human Resources, in 2016. Prior to joining CommScope, she was the Chief Human Resource Officer at Xylem Inc. from 2011 to 2015 where she was a founding executive team member for the global water company spin-off from ITT Corp. Ms. Mingle was the SVP, HR at Hovnanian Enterprises, Inc., one of the nation’s largest homebuilders from 2003 to 2011. She spent the first 14 years of her career with The Black & Decker Corporation where she progressed from an entry-level human resources role to VP, HR for the DeWalt Industrial Power Tool Division.

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PROPOSAL No. 1:

ELECTION OF DIRECTORS

Our company is governed by a board of directors. Pursuant to our certificate of incorporation, the precise number of directors shall be fixed, and may be altered from time to time, exclusively by a Board resolution adopted by the affirmative vote of a majority of the total number of directors then in office. The number of directors constituting our whole Board is currently fixed at nine (9). Our directors are divided into three classes with staggered three-year terms so that the term of one class expires at each annual meeting of stockholders. Three nominees will be proposed for election as Class I directors at the Annual Meeting on May 5, 2017.

It is intended that the persons named in the accompanying proxy will vote to elect the nominees listed below unless authority to vote is withheld. The elected directors will serve until the annual meeting of stockholders in 2020 or until an earlier resignation or retirement or until their successors are elected and qualify to serve.

All of the nominees are presently serving as directors of the Company. The nominees have agreed to stand for re-election. However, if for any reason any nominee shall not be a candidate for election as a director at the Annual Meeting, it is intended that shares represented by the accompanying proxy will be voted for the election of a substitute nominee designated by our Board, or the Board may determine to leave the vacancy temporarily unfilled.

Nominees for Election as Class I Directors

Frank M. Drendel Age: 72 Director Since: 2011 Committees: None

Mr. Drendel has been our Chairman of the Board since 2011. He served as our Chairman of the Board and Chief Executive Officer from 1976 until 2011. Mr. Drendel is a director of the National Cable & Telecommunications Association, the principal trade association of the cable industry in the United States, and was inducted into the Cable Television Hall of Fame in 2002. Mr. Drendel served on the board of directors of Tyco International, Ltd., which was acquired by Johnson Controls International, from 2012 to September 2016. He served as a director of General Instrument Corporation and its predecessors/successors from 1987 to 2000, as a director of Sprint Nextel Corporation from 2005 to 2008 and as a director of Nextel Communications, Inc. from 1997 to 2005.

Skills and Qualifications:

The Board of Directors has concluded that Mr. Drendel should serve as a director because he brings extensive experience regarding our business, the management of public and private companies and the telecommunications industry. See “Compensation Discussion and Analysis—Employment, Severance and Change in Control Arrangements” for more information regarding the employment agreement we have entered into with Mr. Drendel.

22	2017 Proxy Statement

ELECTION OF DIRECTORS

Joanne M. Maguire Age: 63 Director Since: 2016 Committees: Nominating (Chair)

Ms. Maguire became a director in 2016 and serves as the Chair of our Nominating Committee. She served as executive vice president of Lockheed Martin Space Systems Company (SSC), a provider of advanced-technology systems for national security, civil and commercial customers, from 2006 until she retired in 2013. Ms. Maguire joined Lockheed Martin in 2003 and assumed leadership of SSC in 2006. Prior to joining Lockheed Martin, Ms. Maguire was with TRW’s Space & Electronics sector (now part of Northrop Grumman) filling a range of progressively responsible positions from engineering analyst to Vice President and Deputy to the sector’s CEO, serving in leadership roles over programs as well as engineering, advanced technology, manufacturing and business development organizations. Ms. Maguire also sits on the boards of directors of Visteon Corporation, Charles Stark Draper Laboratory, Tetra Tech, Inc. and previously on the board of Freescale Semiconductor, Ltd.

Skills and Qualifications:

The Board has concluded that Ms. Maguire should serve as a director because she brings experience gained from holding senior leadership positions within a publicly traded company in the technology sector. The senior leadership positions she has held provide her with experience, including strategic planning, operations, risk management and corporate governance experience, which is particularly valuable to her service on the Board of Directors.

2017 Proxy Statement	23

ELECTION OF DIRECTORS

Thomas J. Manning Age: 61 Director Since: 2014 Committees: Audit

Mr. Manning became a member of our Board in 2014 and serves on our Audit Committee. He has been a Lecturer in Law at The University of Chicago Law School, teaching courses on corporate governance, private equity and U.S.-China relations, and innovative solutions, since 2012. Mr. Manning is also a Senior Advisor to The Demand Institute, a joint venture of The Conference Board and The Nielsen Company, and an Affiliated Partner of Waterstone Management Group. Previously, he served as the Chief Executive Officer of Cerberus Asia Operations & Advisory Limited, a subsidiary of Cerberus Capital Management, a global private equity firm, from 2010 to 2012, Chief Executive Officer of Indachin Limited from 2005 to 2009, Chairman of China Board of Directors Limited from 2005 to 2010, and a senior partner with Bain & Company and a member of Bain’s China board and head of Bain’s information technology strategy practice in the Silicon Valley and Asia from 2003 to 2005. Prior to that, Mr. Manning served as Global Managing Director of the Strategy & Technology Business of Capgemini, Chief Executive Officer of Capgemini Asia Pacific, and Chief Executive Officer of Ernst & Young Consulting Asia Pacific, where he led the development of consulting and IT service and outsourcing businesses across Asia from 1996 to 2003. Early in his career, Mr. Manning was with McKinsey & Company, Buddy Systems, Inc. and CSC Index. Mr. Manning is also a director of the following public companies: The Dun & Bradstreet Corporation (where he is Lead Director and Chair of the Nominating & Governance Committee) and Clear Media Limited (where he is Chair of the Remuneration Committee). He previously served as a director of iSoftStone Holdings Limited, GOME Electrical Appliances Company, AsiaInfo-Linkage, Inc. and Bank of Communications Co., Ltd.

Skills and Qualifications:

The Board has concluded that Mr. Manning should serve as a director because he brings significant expertise in technology and business operations and innovation on a global scale, has significant public company directorship and committee experience and has significant core business skills, including strategic planning, regulatory matters, partnerships and alliances and general corporate governance.

The Board of Directors of the Company recommends a vote “FOR” each of the foregoing nominees for election as Class I directors. Proxies will be voted “FOR” each nominee, unless otherwise specified in the proxy.

24	2017 Proxy Statement

ELECTION OF DIRECTORS

Directors Continuing in Office

Continuing Class II Directors with Terms Expiring at the 2018 Annual Meeting of Stockholders

Austin A. Adams Age: 73 Director Since: 2014 Committees: Audit

Mr. Adams became a member of our Board of Directors in 2014 and serves on our Audit Committee. He served as Executive Vice President and Corporate Chief Information Officer of JPMorgan Chase from 2004 (upon the merger of JPMorgan Chase and Bank One Corporation) until his retirement in 2006. Prior to the merger, Mr. Adams served as Executive Vice President and Chief Information Officer of Bank One from 2001 to 2004. Prior to joining Bank One, he was Chief Information Officer at First Union Corporation (now Wells Fargo & Co.) from 1985 to 2001. Mr. Adams is also a director of the following public companies: KeyCorp and Spectra Energy, Inc. He formerly served as a director of the following public companies: The Dun & Bradstreet Corporation, CommunityOne Bancorp, and First Niagara Financial Group, Inc.

Skills and Qualifications:

The Board has concluded that Mr. Adams should serve as a director because he brings significant experience in information technology, has significant public company directorship and committee experience and has significant core business skills, including technology and strategic planning.

Stephen (Steve) C. Gray Age: 58 Director Since: 2011 Committees: Compensation

Mr. Gray became a member of our Board of Directors in 2011 and serves on our Compensation Committee. In 2015, Mr. Gray became President and CEO of Syniverse Holdings, Inc., a position he held on an interim basis from August 2014 to February 2015. From 2007 to 2015, he served as a Senior Advisor to The Carlyle Group. Mr. Gray is the Founder and Chairman of Gray Venture Partners, LLC a private investment company and previously served as President of McLeodUSA Incorporated from 1992 to 2004. Prior to joining McLeodUSA, he served from 1990 to 1992 as Vice President of Business Services at MCI Inc. and before that, from 1988 to 1990, he served as Senior Vice President of National Accounts and Carrier Services for TelecomUSA. From 1986 to 1988, Mr. Gray held a variety of sales management positions with WilTel Network Services and the Clayton W. Williams Companies, including ClayDesta Communications Inc. Mr. Gray serves as the Chairman of ImOn Communications, LLC, SecurityCoverage, Inc., Involta, LLC and HH Ventures, LLC and he also serves on the board of directors for Syniverse Holdings, Inc. and served on the board of directors for Insight Communications, Inc. from 2005 until 2012.

Skills and Qualifications:

The Board of Directors has concluded that Mr. Gray should serve as a director because he has significant core business skills, including financial and strategic planning, and has extensive experience as a director.

2017 Proxy Statement	25

ELECTION OF DIRECTORS

L. William (Bill) Krause Age: 74 Director Since: 2011 Committees: Compensation Nominating

Mr. Krause became a member of our Board of Directors in 2011 and serves as a member of our Compensation and Nominating Committees. Mr. Krause has been President of LWK Ventures, a private advisory and investment firm, since 1991. He also currently serves as a Senior Advisor to The Carlyle Group and a Board Partner at Andreessen Horowitz. In addition, Mr. Krause served as President and Chief Executive Officer of 3Com Corporation, a global data networking company, from 1981 to 1990, and as its Chairman from 1987 to 1993 when he retired. Mr. Krause currently serves on the boards of directors of the following public companies: Brocade Communications Systems, Inc., a networking systems supplier and Coherent, Inc., a leading supplier of Photonic-based systems. He also serves as Chairman of the Board of Veritas Holding, Ltd., an information management leader. Mr. Krause previously served as a director for the following public companies: Core-Mark Holding Company, Inc., Packateer, Inc., Sybase, Inc. and Trizetto Group, Inc.

Skills and Qualifications:

The Board of Directors has determined that Mr. Krause should serve as a director because of his years of executive leadership and management experience in the high technology industry and his service on the boards of other public companies and committees thereof.

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ELECTION OF DIRECTORS

Continuing Class III Directors with Terms Expiring at the 2019 Annual Meeting of Stockholders

Marvin (Eddie) S. Edwards, Jr. Age: 68 Director Since: 2011 Committees: None

Mr. Edwards became our President and Chief Executive Officer and a member of our Board of Directors in 2011. From 2010 to 2011, Mr. Edwards was our President and Chief Operating Officer. Prior to that, Mr. Edwards served as our Executive Vice President of Business Development and General Manager, Wireless Network Solutions from 2007 to 2010. From 2005 to 2007, he served as our Executive Vice President of Business Development and the Chairman of the Board of Directors of our wholly-owned subsidiary, Connectivity Solutions Manufacturing LLC. Mr. Edwards also served as Director, President and Chief Executive Officer of OFS Fitel, LLC and OFS BrightWave, LLC, a joint venture between our Company and The Furukawa Electric Co. Mr. Edwards has also served in various capacities with Alcatel, including President of Alcatel North America Cable Systems and President of Radio Frequency Systems.

Skills and Qualifications:

The Board of Directors has concluded that Mr. Edwards should serve as a director because he brings extensive experience regarding our business, the management of public and private companies and the telecommunications industry.

Claudius (Bud) E. Watts IV Age: 55 Director Since: 2011 Committees: Compensation (Chair) Nominating

Mr. Watts became a member of our Board of Directors in 2011 and serves as the Chair of our Compensation Committee and a member of our Nominating Committee. He currently serves as a Managing Director of The Carlyle Group. Prior to joining Carlyle in 2000, Mr. Watts was a Managing Director in the M&A group of First Union Securities, Inc. He joined First Union Securities when First Union acquired Bowles Hollowell Conner & Co., where Mr. Watts was a principal. He also serves on the board of directors of Carolina Financial Corporation and has previously served on the boards of directors of numerous other Carlyle portfolio companies over the past 14 years.

Skills and Qualifications:

The Board of Directors has concluded that Mr. Watts should serve as a director because he brings extensive experience regarding the governance of public and private companies and the technology industry, as well as his financial expertise.

2017 Proxy Statement	27

ELECTION OF DIRECTORS

Timothy T. Yates Age: 69 Director Since: 2013 Committees: Audit (Chair)

Mr. Yates became a member of our Board of Directors following the IPO and serves as the Chair of our Audit Committee. He served as Monster Worldwide’s Executive Vice President from 2007 until 2013, Chief Financial Officer from 2007 until 2011 and CEO from 2014 to 2016. In addition, he served as a director of Monster Worldwide, Inc., a publicly traded company, from 2007 to 2016. Prior to that, Mr. Yates served as Senior Vice President, Chief Financial Officer and a director of Symbol Technologies, Inc. from 2006 to 2007. From January 2007 to June 2007, he was responsible for the integration of Symbol into Motorola, Inc.’s Enterprise Mobility business. From August 2005 to February 2006, Mr. Yates served as an independent consultant to Symbol. Prior to this, from 2002 to 2005, Mr. Yates served as a partner and Chief Financial Officer of Saguenay Capital, a boutique investment firm. Prior to that, he served as a founding partner of Cove Harbor Partners, a private investment and consulting firm, which he helped establish in 1996. From 1971 through 1995, Mr. Yates held a number of senior leadership roles at Bankers Trust New York Corporation, including serving as Chief Financial and Administrative Officer from 1990 through 1995.

Skills and Qualifications:

The Board of Directors has concluded that Mr. Yates should serve as a director because he has significant core business skills, including financial and strategic planning, and he has significant management experience and financial expertise.

28	2017 Proxy Statement

PROPOSAL No. 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and related rules promulgated by the Securities and Exchange Commission, our stockholders have an opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers. This proposal is commonly referred to as a “Say-on-Pay” proposal. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. As required by these rules, the Board invites you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under Executive Compensation beginning on page 34, and cast a vote on the Company’s executive compensation programs through the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”

As discussed in the Compensation Discussion and Analysis, the Board of Directors believes that the Company’s long-term success depends in large measure on the talents of our employees. The Company’s compensation system plays a significant role in our ability to attract, retain and motivate the highest quality workforce. The Board of Directors believes that its current compensation program directly links executive compensation to performance, aligning the interests of the Company’s executive officers with those of the stockholders.

Pursuant to Section 14A of the Exchange Act, this vote is advisory and will not be binding on the Company. While the vote does not bind the Board of Directors to any particular action, the Board of Directors values the input of the stockholders, and will take into account the outcome of this vote in considering future compensation arrangements.

Although this vote is advisory in nature and does not impose any action on the Company or the Compensation Committee of the Board of Directors, the Company strongly encourages all stockholders to vote on this matter. Currently, Say-on-Pay votes are held by the Company annually, and the next stockholder advisory vote will occur at the 2018 annual meeting of stockholders.

The Board of Directors recommends a vote “FOR” Proposal No. 2, to approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers.

2017 Proxy Statement	29

PROPOSAL No. 3:

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP (EY), an independent registered public accounting firm, as our independent auditors for the 2017 fiscal year. EY has been retained as our independent auditor since 2008. In order to assure continuing auditor independence and objectivity, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Also, the Audit Committee is involved in the selection of the lead engagement partner in conjunction with the mandated regular rotation of the lead audit partner every five years. The Audit Committee has reviewed the qualifications and independence of EY, the lead audit partner and the audit team and determined that it is in the best interests of the Company and its investors to continue to retain EY as the Company’s independent registered public accounting firm. The Board of Directors is asking the stockholders to ratify and approve this action.

Representatives of EY are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement and will be available to respond to appropriate questions that may come before the Annual Meeting.

Although such ratification is not required by law, the Board of Directors believes that stockholders should be given the opportunity to express their views on the subject. While not binding on the Audit Committee, the failure of the stockholders to ratify the appointment of EY as the Company’s independent registered public accounting firm would be considered by the Audit Committee in determining whether to retain the services of EY.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table shows the aggregate fees for professional services provided by EY and its affiliates for the audits of the Company’s consolidated financial statements for the years ended December 31, 2016 and 2015, and other services rendered during the years ended December 31, 2016 and 2015:

	2016	2015
	(in thousands)
Audit Fees	$7,667	$6,816
Audit-Related Fees	72	327
Tax Fees	557	676
TOTAL	$8,296	$7,819

Audit Fees

Audit fees consist of the fees and expenses for professional services rendered for the audit of the Company’s annual consolidated financial statements, internal control audits, reviews of quarterly financial statements, statutory audits and related services. Audit fees also include fees and expenses for services associated with securities and debt offerings and filing registration statements with the Securities and Exchange Commission. The increase in audit fees is due largely to the addition of the BNS business to the audit of internal controls over financial reporting for 2016.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit-Related Fees

Audit-related fees consist of the fees and expenses for attest and related services that are not required under securities laws, audits of certain benefit plans and reviews of financial statements and other due diligence services pertaining to potential business acquisitions and dispositions, including accounting and financial reporting matters.

Tax Fees

Tax Fees consist of the fees and expenses for tax compliance, primarily the preparation of original and amended tax returns, assistance with tax audits and related services of $471,000 in 2016 and $476,000 in 2015, and tax advisory services of $86,000 in 2016 and $200,000 in 2015.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by the Company’s independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such services.

Under these policies and procedures, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. In each case, the Audit Committee considers whether the provision of such services would impair the independent registered public accounting firm’s independence. All audit services, audit-related services and tax services provided by EY and its affiliates for 2016 and 2015 were pre-approved by the Audit Committee.

The Board of Directors recommends a vote “FOR” Proposal No. 3, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017. Proxies will be voted “FOR” ratification, unless otherwise specified in the proxy.

2017 Proxy Statement	31

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of CommScope, the audits of CommScope’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm and the performance of CommScope’s internal auditor. In carrying out their responsibilities, the Audit Committee, among other things, monitors preparation of quarterly and annual financial reports by the Company’s management; supervises the relationship between the Company and its independent registered public accountants, including their appointment, compensation and retention; and oversees management’s implementation and maintenance of effective systems of internal controls over financial reporting and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program.

The Audit Committee relies on the expertise and knowledge of management, the Company’s internal audit function and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the Company’s financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting. Management is also responsible to the Audit Committee and the Board of Directors for assessing the integrity of the financial accounting and reporting control systems. The Company’s independent registered public accounting firm, Ernst & Young LLP (EY), is responsible for auditing the Company’s financial statements and the effectiveness of internal controls over financial reporting and expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting. EY has free access to the Audit Committee to discuss any matters they deem appropriate.

The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate. The charter can be found on the Company’s investor relations website at http://ir.commscope.com/corporate-governance.cfm.

The Audit Committee consists of three directors, each of whom is independent within the meaning of the Securities and Exchange Commission and applicable Nasdaq rules. The Audit Committee met four times during 2016 and met with both EY and the Company’s internal auditors without management at each meeting.

In fulfilling its oversight responsibilities, the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2016 with management and EY; (ii) reviewed and discussed management’s maintenance of effective internal controls over financial reporting; (iii) discussed with EY the matters required to be discussed by the auditors with the Audit Committee under Public Company Accounting Oversight Board (PCAOB) standards; (iv) reviewed the written disclosures and letters from EY as required by the rules of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and (v) discussed with EY their independence from the Company.

The Audit Committee has considered whether the provision of non-audit professional services rendered by EY, and disclosed elsewhere in this proxy statement, is compatible with maintaining their independence.

Based upon the above-mentioned review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Timothy T. Yates (Chair)

Austin A. Adams

Thomas J. Manning

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors consists of the three directors named below, each of whom meets the independence standards of Nasdaq and the rules of the Commission.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the “Compensation Discussion and Analysis,” or CD&A, section of this Proxy Statement required by Item 402(b) of Regulation S-K promulgated by the Commission. Based on the Committee’s review and discussions with management, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s 2016 Annual Report on Form 10-K and in this Proxy Statement.

Claudius E. Watts, IV (Chair)

Stephen C. Gray

L. William Krause

2017 Proxy Statement	33

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (CD&A) describes our compensation philosophy, process, plans and practices for our NEOs. Our executive compensation program is intended to incent and reward our leadership to produce financial results that our Compensation Committee believes align with the interests of our stockholders.

Our NEOs for 2016, whose compensation is discussed in this CD&A, are as follows:

Name	Title
Marvin S. Edwards, Jr.	President and Chief Executive Officer (principal executive officer)
Mark A. Olson	Executive Vice President and Chief Financial Officer (principal financial officer)
Randall W. Crenshaw	Executive Vice President and Chief Operating Officer
Peter U. Karlsson	Senior Vice President, Global Sales
Frank B. Wyatt, II	Senior Vice President, General Counsel and Secretary
Frank M. Drendel	Chairman of the Board

KEY 2016 FINANCIAL PERFORMANCE HIGHLIGHTS

At CommScope, our mission is to enable communication through a constant focus on innovation, agility and integrity. A clear mission and meaningful values guide our strategic decisions, strengthen our brand and enable us to provide advanced network solutions.

2016 was a year of strong overall financial results for the Company and we executed well against the key performance indicators our Board of Directors set for us. We believe we are successfully integrating the Broadband Network Solutions (BNS) business we acquired from TE Connectivity in 2015 and that we are on track to exceed our original synergy plan. Our financial highlights include the following:

•	Revenue up 29% year over year, driven by the BNS business and growth in North American fiber-to-the-X deployments

•	Operating Income of $574.8 million, up $393.2 million year over year and Adjusted Operating Income (1) of $1,051.4 million, up $321.6 million year over year

•	EPS of $1.13, up $1.50 year over year and Adjusted EPS (1) of $2.64, up $.78 year over year

•	Cash Flow from Operations of $606.2 million, up 101% year over year

•	Adjusted Free Cash Flow (1) of $626.6 million, up 77% year over year

•	Repaid $699.1 million of debt in 2016 and refinanced $1,237.5 million to lower borrowing costs

(1)	See reconciliation of Non-GAAP financial measures included in Annex A hereto.

We have a talented and dynamic management team aligned around a set of key goals. Our compensation program is designed to provide a strong link between pay and performance and to retain key executives with competitive levels of compensation based on our industry and other companies we compete with for talent. A significant portion of our executives’ compensation for 2016 is tied to the

34	2017 Proxy Statement

EXECUTIVE COMPENSATION

achievement of performance goals that align management’s objectives with key drivers of long-term stockholder value, including free cash flow, increased profitability and stock price appreciation. Throughout this CD&A, we illustrate how our executive compensation programs align with our overall business performance and strategic priorities.

EXECUTIVE COMPENSATION OBJECTIVES AND ELEMENTS

We intend for our NEOs’ total compensation to reflect our pay for performance compensation philosophy. This philosophy includes both compensating our NEOs competitively when we meet or out-perform our goals as well as placing large portions of their compensation at-risk based on both the Company’s financial performance and our stock price performance. This assures that the financial incentives of our executives are in alignment with the interests of our stockholders. Furthermore, by delivering a significant portion of compensation in the form of at-risk incentives (including equity compensation), the compensation realized by our NEOs will be reduced if the Company does not achieve performance goals.

The principal objectives of our NEO compensation include the following:

•	Competitive pay—providing compensation opportunities that enable us to attract superior talent in a highly competitive industry and retain key employees by rewarding outstanding achievement.

•	Pay for performance—creating incentives that reward management for financial results that our Compensation Committee believes will enhance near-term performance and drive sustainable performance over the longer term.

•	Alignment with stockholders—aligning our executives’ interests with those of our stockholders through our pay for performance philosophy and by encouraging our executives to have a meaningful equity stake in the Company.

The following table presents the primary compensation elements for our NEOs for 2016. See the following discussion and the Summary Compensation Table on page 45 for more information about each of the elements of compensation for the NEOs.

Name	2016 Base Salary ($)	2016 Annual Incentive (Cash Bonus Earned) ($)	2016 Long-Term Incentive (Grant Date Value of Options, RSUs and PSUs) Award ($)
Marvin S. Edwards, Jr.	1,022,500	2,007,551	4,107,216
Mark A. Olson	614,985	821,063	1,228,652
Randall W. Crenshaw	718,795	959,660	1,437,244
Peter U. Karlsson	531,232	584,084	800,640
Frank B. Wyatt, II	501,246	551,114	755,037
Frank M. Drendel	571,250	448,631	1,151,528

2017 Proxy Statement	35

EXECUTIVE COMPENSATION

The following table summarizes the primary elements of our executive compensation program for 2016.

Compensation Element	Purpose	Link to Performance
Base Salary	Recognize performance of job responsibilities as well as attract and retain individuals with superior talent.	Determined based on job scope, experience and market competitiveness.
Annual Incentive Plan (AIP) Bonus Awards	Provide short-term incentives linked directly to achievement of financial objectives.	Value earned is based on the level of achievement against predetermined Adjusted Operating Income (AOI) and Adjusted Free Cash Flow goals.
Stock Options	Directly link senior management’s and stockholders’ interests by tying long-term incentive to stock price appreciation.	The realized value of stock options is based on stock price performance for up to 10 years.
Restricted Stock Units (RSUs)	Provide a strong retention element of compensation while providing alignment of executive and stockholders’ interests.	The realized value of RSUs is based on stock price performance for the vesting period.
Performance Share Units (PSUs)	Provide a strong retention element along with aligning compensation with our business strategy and the long-term creation of stockholder value.	The number of PSUs earned is based on the level of achievement of AOI goals for a one-year performance period. Value realized also varies based on stock price performance for the vesting period.

Our AIP bonus awards are paid in cash and are conditioned upon achievement of Board-established performance goals. AIP bonus awards for the NEOs in 2016 were based upon achievement of an AOI goal, which was weighted at 70%, and an Adjusted Free Cash Flow goal, which was weighted at 30%. The long-term equity awards granted to the NEOs in 2016 were a combination of stock options, RSUs and PSUs. All stock option and RSU awards vest evenly on the first, second and third anniversary of the grant date. PSU awards are subject to achievement of an AOI goal applicable for fiscal 2016 and vest evenly on the second and third anniversary of the grant date. The AIP bonus awards and the long-term equity awards are designed to ensure that total compensation reflects the overall level of success of the Company, and AIP bonus awards and PSUs are also intended to motivate the NEOs to meet and exceed pre-established target levels of performance for each measure.

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EXECUTIVE COMPENSATION

The Compensation Committee retained the core design of our executive compensation program from 2015, with an emphasis on short and long-term incentive compensation that rewards our senior executives when they successfully implement our business plan and, in turn, deliver value for our stockholders. As shown on the following chart, a significant portion of target compensation for each of our NEOs in 2016 was at-risk as it could vary based on company performance against pre-established goals and/or changes in our stock price.

(1)	Compensation that varies based on company performance and/or changes in our stock price is considered at-risk.

2016 COMPENSATION ANALYSIS

SAY ON PAY RESULTS AND CONSIDERATION OF STOCKHOLDER SUPPORT

At the Annual Meeting of stockholders on May 6, 2016, over 99% of the votes cast were in favor of the advisory vote to approve the executive compensation of the NEOs. The Compensation Committee acknowledges this positive result and that our stockholders continue to support the compensation paid to our executive officers and the Company’s overall pay practices, given their direct alignment with the performance of the Company.

The Compensation Committee invites our stockholders to communicate any concerns or views on executive pay directly to the Board of Directors. Please refer to “Corporate Governance—Stockholder Communications with Board of Directors” on page 13 for information about communicating with the Board.

2017 Proxy Statement	37

EXECUTIVE COMPENSATION

DETERMINATION OF COMPENSATION AWARDS

Our Compensation Committee has the primary authority to determine and approve the compensation of our NEOs. The Committee is charged with reviewing our executive compensation policies and practices annually in order to ensure adherence to our compensation philosophies and to ensure that the total compensation paid to our NEOs is fair, reasonable and competitive based on our position within our industry and the level of expertise and experience of our NEOs. To aid our Compensation Committee in making its determinations, our Chief Executive Officer provided recommendations to our Compensation Committee regarding the compensation of all officers who report directly to him.

In 2016, to support the finalization of pay decisions by our Compensation Committee and to aid our Chief Executive Officer in making his recommendations, our Senior Vice President of Human Resources provided competitive market data gathered from industry surveys. The data did not identify individual compensation data for specific companies. This review was not done for purposes of benchmarking compensation with any particular group of companies, but rather to ensure that compensation recommendations were generally consistent with market levels.

Our Compensation Committee reviews and approves the total amount of compensation for our NEOs and the allocation of total compensation among each of the components of compensation based principally on the following factors:

•	Their compensation levels from prior years

•	Individual and Company performance

•	Each executive’s scope of responsibility and experience

•	The judgment and general industry knowledge of its members obtained through years of service with comparably-sized companies in our industry and other similar industries

•	Competitive market practices

We believe that direct ownership in CommScope provides our NEOs with a strong incentive to increase the value of the Company. We encourage equity ownership by our NEOs and other employees through direct stock holdings and the award of various equity-based awards. We believe that equity awards granted to our NEOs substantially align their interests with those of our stockholders. In addition, we established formal stock ownership guidelines in November 2016. See the “Stock Ownership Guidelines” section below for more information.

2016 ELEMENTS OF COMPENSATION

Base Salary

Base salaries for our NEOs are generally set at a level deemed necessary to attract and retain individuals with superior talent. In addition to considering industry and market practices, our Compensation Committee and Board of Directors annually review our NEOs’ performance. Adjustments in base salary are generally based on the factors noted above, including each NEO’s individual performance, scope of responsibility, experience and competitive pay practices.

After considering our Chief Executive Officer’s recommendations and consistent with past practices, in early 2016 our Compensation Committee increased base salaries for each of our NEOs.

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EXECUTIVE COMPENSATION

The base salaries for our NEOs as established as of April 1, 2015 and April 1, 2016 are set forth in the following table:

Name	2015 Base Salary	2016 Base Salary	Percent Increase
Marvin S. Edwards, Jr.	$1,000,000	$1,030,000	3.00%
Mark A. Olson	$600,000	$619,980	3.33%
Randall W. Crenshaw	$700,000	$725,060	3.58%
Peter U. Karlsson	$520,000	$534,976	2.88%
Frank B. Wyatt, II	$490,000	$504,994	3.06%
Frank M. Drendel	$560,000	$575,000	2.68%

Annual Incentive Plan

Historically, the Company’s consolidated financial performance has been the primary factor used in determining plan payouts for our NEOs under the AIP. As described in more detail below, payouts for 2016 performance were based on the level of achievement of AOI and Adjusted Free Cash Flow goals. The AIP performance measures and each of the NEO’s target awards, expressed as a percentage of base salary for the year, are approved by our Compensation Committee during the first quarter of the relevant performance year.

Under the AIP, our Compensation Committee retains the authority to change target award percentages or performance measures, as appropriate, to account for extraordinary business circumstances that are out of the Company’s control. In addition, the Compensation Committee may, at its sole discretion, decrease the amount of an award that would otherwise be payable to an NEO. If a change in control of the Company occurs, we will pay each participant a cash award equal to the participant’s target award for the AIP plan cycle then underway (with the payout prorated to the date of the change in control). We believe this is appropriate since the impact of a change in control is unpredictable and could potentially adversely affect participant awards under the AIP.

2017 Proxy Statement	39

EXECUTIVE COMPENSATION

Our Compensation Committee determined that AOI and Adjusted Free Cash Flow were meaningful measures of the Company’s financial performance. These financial measures exclude items that could have a disproportionately negative or positive impact on our results in a particular period.

Performance Metric	Definition	Link to Performance
Adjusted Operating Income

Consists of operating income as reported on the Consolidated Statement of Operations and Comprehensive Income (Loss), increased or reduced by each of the following to the extent that any such item is used to determine operating income:

•  amortization of intangible assets

•  certain extraordinary, unusual or non-recurring charges, expenses or losses

•  certain restructuring costs and integration costs

•  certain equity-based compensation expenses

•  transaction fees and expenses and purchase accounting adjustments

•  income or gains corresponding to certain unusual or non-recurring items

Measures profitability
Adjusted Free Cash Flow	Net cash provided by operating activities, less additions to property, plant and equipment, both as reported in the Company’s Consolidated Statement of Cash Flows, increased or reduced for unusual cash items as approved by the Compensation Committee	Measures our ability to translate earnings into cash, indicating the health of our business and allowing the Company to invest for the future

The following chart shows the weighting of each performance metric, the levels of performance required to earn threshold, target and maximum payouts, and the actual performance achieved under our AIP for the year ended December 31, 2016 (dollars in millions):

Performance Metric	Weighting	Threshold	Target	Maximum	Achieved
Adjusted Operating Income	70%	$791.6	$989.5	$1,187.5	$1,051.4
Adjusted Free Cash Flow	30%	$378.5	$473.1	$567.7	$626.6

Based on the actual levels of achievement set forth above, our NEOs were entitled to bonus payments in amounts equal to 157.07% of their target bonus amounts. The Compensation Committee did not exercise its discretion to reduce the payouts under the AIP.

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EXECUTIVE COMPENSATION

The following table sets forth the threshold, target and maximum annual incentive award potential, and the actual payout amount for each of our NEOs for 2016.

	Threshold Award	Target Award	Maximum Award	Actual 2016 Award
	(% of 2016 Base Salary)	(% of 2016 Base Salary)	(% of 2016 Base Salary)	% of 2016 Base Salary	Payout Amount
Marvin S. Edwards, Jr.	62.5%	125.0%	262.5%	196.34%	$2,007,551
Mark A. Olson	42.5%	85.0%	178.5%	133.51%	$821,063
Randall W. Crenshaw	42.5%	85.0%	178.5%	133.51%	$959,660
Peter U. Karlsson	35.0%	70.0%	147.0%	109.95%	$584,084
Frank B. Wyatt, II	35.0%	70.0%	147.0%	109.95%	$551,114
Frank M. Drendel	25.0%	50.0%	105.0%	78.54%	$448,631

Equity Incentive Awards

The Compensation Committee believes that key employees who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value should have a significant and on-going stake in the Company’s success. In determining equity incentive award grants, the Committee considered market practices among comparable companies, as provided by our Human Resources department, as well as our compensation objectives and the desired role of equity compensation in the total compensation of our NEOs. Based on this review, the Compensation Committee decided to grant our NEOs an equally weighted mix of stock options, RSUs and PSUs. The key features of our 2016 NEO equity awards are described in greater detail below.

Vehicle	Target Value as a Percent of Total Equity Awards	Overview of Key Terms
Stock Options	33%

•    Vest and become exercisable in equal one-third installments annually over three years subject to continuous service of the NEO

•    Stock options have a 10-year term and an exercise price equal to the closing price of our common stock on the grant date

•    Pro rata vesting upon retirement

RSUs	33%	• Vest in equal one-third installments annually over three years, subject to the continuous service of the NEO • Convertible into shares of stock upon vesting
PSUs	33%

•    NEOs can earn between 0% and 150% of the granted units based on 2016 Adjusted Operating Income (AOI)

•    Any PSUs that are earned based on performance will vest 50% on the second anniversary of the grant date and 50% on the third anniversary subject to the continuous service of the NEO

•    Based on 2016 AOI, the performance factor was 115.6% for the 2016 PSU awards

•    Convertible into shares of stock upon vesting

2017 Proxy Statement	41

EXECUTIVE COMPENSATION

For purposes of the PSU awards, AOI is calculated in the same manner as described above for the AIP. The terms of the PSU agreements indicate that in the event of an acquisition, the Compensation Committee may equitably adjust the AOI target to reflect the projected effect of such acquisition. No such adjustments were made during 2016.

Modification

In March 2016, the Compensation Committee approved amendments to outstanding stock option awards for all employees, including our NEOs, to extend the exercise period in the case of retirement, death or disability. The Committee also approved amendments to stock options granted in 2015 to provide for pro rata vesting upon retirement. Retirement is defined as termination of continuous service (other than for cause or death or disability) after the attainment of age 65 or attainment of age 55 and completion of at least 10 years of service.

In accordance with applicable SEC rules, the tables entitled “Summary Compensation Table for 2016” and “2016 Grants of Plan-Based Awards” include compensation for each NEO for the incremental fair value of this modification (as determined under generally accepted accounting principles) for each of the outstanding option awards held by the NEO.

Supplemental Executive Retirement Plan

We maintain a nonqualified Supplemental Executive Retirement Plan (SERP) that is intended to provide retirement benefits to certain of our executive officers. All of the NEOs, other than Mr. Olson, participate in the SERP. For additional information regarding the SERP, see below under “Nonqualified Deferred Compensation Plans for 2016.” This plan has been closed to new participants since 2005.

Employee Benefits and Perquisites

Our NEOs are eligible to participate in the same plans as all other of our U.S. employees which include medical, dental, vision and short-term and long-term disability insurance and a Health Savings Plan. We also maintain the CommScope, Inc. Retirement Savings Plan, or the 401(k) plan, in which substantially all of our U.S. employees, including our NEOs, are eligible to participate. We currently contribute 2% of the participant’s base salary and bonus to the 401(k) plan and provide matching contributions of up to 4% of the participant’s base salary and bonus, which provides for up to a maximum of 6% of the participant’s base salary and bonus, subject to certain statutory limitations ($265,000 for 2016). In addition, we provide our NEOs with a supplemental term life insurance policy. We provide these benefits due to their relatively low cost and the high value they provide in attracting and retaining talented executives.

Deferred Compensation Plan

We offer a voluntary non-qualified deferred compensation plan (DCP) that permits a group of our management, including the NEOs, to defer up to 90% of their annual compensation (including base salary and AIP awards). For additional information regarding the DCP, see below under “Nonqualified Deferred Compensation.”

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NEW FOR 2017 – COMPENSATION ANALYSIS

ROLE OF THE COMPENSATION CONSULTANT

During July 2016, after a search that included a review of several leading firms, the Compensation Committee retained Compensia, a national compensation consulting firm, as its independent compensation consultant. The Committee decided to engage an external consultant to provide independent advice on matters relating to the compensation of our executives and non-employee directors.

Following their engagement, a representative of Compensia attended all subsequent Compensation Committee meetings and provided the following assistance to the Compensation Committee:

•	Assisted in the development of our 2017 compensation peer group

•	Analyzed the compensation levels and practices of the companies in our compensation peer group

•	Reviewed the competitiveness of compensation paid to our NEOs including base salary, annual cash awards and long-term incentive awards

•	Reviewed and provided input on the design of the annual and long term incentives provided to our NEOs and other executives

•	Reviewed peer company practices relating to stock ownership guidelines for executives and non-employee directors

•	Provided ad hoc advice and support

Compensia reports directly to the Compensation Committee and provided no services to us other than the consulting services to the Committee. The Compensation Committee reviews the objectivity and independence of the advice provided by Compensia. Prior to retaining Compensia in 2016, the Committee considered the specific independence factors adopted by the SEC and the NASDAQ Global Select Market and determined that Compensia is independent and that its work did not raise any conflicts of interest.

SELECTION OF PEER GROUP FOR 2017 COMPENSATION

In 2016, the Compensation Committee decided to develop and approve a compensation peer group as a source of competitive market data for evaluating the compensation of our executive officers and to support pay decisions for 2017.

The compensation peer group consists of 17 companies deemed to be representative of the types of companies with which we compete for executive talent.

Companies included in our peer group were identified based primarily on the following selection criteria:

•	Companies with a status as an independent, publicly traded company

•	Companies with revenue between approximately 0.5 times to 2.0 times our revenue on a trailing twelve month basis using publicly reported information available as of August 2016

•	Companies with a market capitalization between approximately 0.33 times to 3.0 times our market capitalization as of August 2016

•	Companies with a similar industry profile, prioritizing direct competitors and companies that operate in the Communications Equipment sector

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EXECUTIVE COMPENSATION

The companies included in the peer group are as follows:

Peer Companies
Amphenol Corporation	Keysight Technologies
ARRIS International	Motorola Solutions, Inc.
Belden Inc.	NCR Corporation
Brocade Communications Systems, Inc.	NetApp, Inc.
Ciena Corporation	Rockwell Automation, Inc.
Corning Inc.	TE Connectivity Limited
Harris Corporation	Trimble Navigation Limited
Hubbell Inc.	Zebra Technologies, Inc.
Juniper Networks, Inc.

STOCK OWNERSHIP GUIDELINES

In November 2016, the Compensation Committee approved stock ownership guidelines for our executive officers and the non-employee members of our Board of Directors. These guidelines were established to align with industry practice and to affirm to stockholders that our executives and directors have a meaningful long-term position in the Company and a longer term view of its performance. The following table presents stock ownership guidelines, which were based on market and peer group data and were adopted following consultation with Compensia.

Multiple of Salary Target
CEO	5x annual base salary
Chairman, CFO & COO	3x annual base salary
Designated Executive Officers	2x annual base salary
Non-Employee Directors*	5x basic base retainer (excluding committee and attendance fees)
*	Receiving remuneration from CommScope

The value of an executive’s or non-employee director’s stock ownership is measured as of December 31 of each year by reference to the 30-day average closing price of our stock on the Nasdaq Stock Market and using each individual’s base salary or base retainer then in effect.

Current and new executive officers and non-employee directors who are subject to these guidelines are expected to reach their target ownership level within five years of the date on which the guidelines were adopted or the date on which they became subject to the guidelines, whichever is later, and to hold at least such minimum value in shares of our common stock, RSUs or vested stock options for so long as applicable. All of our executive officers and directors have met or are on track to meet their ownership requirements within the five-year period.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

Each of Messrs. Edwards, Olson, Crenshaw and Drendel has an employment agreement, and each of Messrs. Karlsson and Wyatt each have a severance protection agreement. The employment agreements entitle the executives to certain compensation and benefits, and both the employment agreements and severance protection agreements entitle the executives to receive certain payments and benefits upon a qualifying termination of employment, including a qualifying termination of employment in connection with a change in control of the Company, as described below under “—Potential Payments upon Termination or Change in Control.”

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SUMMARY COMPENSATION TABLE FOR 2016

The following table provides information regarding the compensation that we paid our NEOs for services rendered during the fiscal years ended December 31, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Marvin S. Edwards, Jr.	2016	1,022,500	—	2,666,635	1,440,581	2,007,551	44,566	444,142	7,625,975
President and Chief	2015	983,750	200	2,493,344	1,246,666	776,671	43,428	253,823	5,797,882
Executive Officer	2014	927,500	—	—	—	2,453,388	10,881	497,165	3,888,934
Mark A. Olson	2016	614,985	—	799,975	428,677	821,063	—	16,260	2,680,960
Executive VP and	2015	572,500	—	666,692	333,330	307,352	—	16,260	1,896,134
Chief Financial Officer	2014	483,750	—	—	—	873,294	—	16,018	1,373,062
Randall W. Crenshaw	2016	718,795	—	933,305	503,939	959,660	35,716	241,528	3,392,943
Executive VP and	2015	690,000	800	866,694	433,328	370,433	35,961	148,825	2,546,041
Chief Operating Officer	2014	655,000	—	—	—	1,182,375	10,031	265,638	2,113,044
Peter U. Karlsson	2016	531,232	—	519,999	280,641	584,084	15,044	157,057	2,088,057
Senior VP	2015	510,000	—	479,979	239,997	225,481	14,587	100,082	1,570,126
Global Sales	2014	473,750	700	—	—	706,013	3,728	166,974	1,351,165
Frank B. Wyatt, II	2016	501,246	500	489,971	265,066	551,114	23,407	147,614	1,978,918
Senior VP, General	2015	483,750	—	466,691	233,333	213,876	23,742	94,392	1,515,784
Counsel and Secretary	2014	461,250	—	—	—	687,338	6,749	162,287	1,317,624
Frank M. Drendel	2016	571,250	—	746,654	404,874	448,631	91,115	142,526	2,405,050
Chairman of the Board	2015	557,500	—	733,318	366,667	176,059	96,831	99,794	2,030,169
of Directors	2014	545,000	—	—	—	583,250	30,636	159,270	1,318,156
(1)	Amounts represent payments for service awards in 2016 for Mr. Wyatt (20 years), in 2015 for Mr. Edwards (10 years) and for Mr. Crenshaw (30 years), and in 2014 for Mr. Karlsson (25 years).
(2)	Amounts represent the grant date fair value of equity awards, which was computed in accordance with FASB ASC Topic 718 without regard to estimated forfeitures related to service-based vesting conditions. Refer to Note 12 in the Notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2016 for information regarding the assumptions used to value these awards. The grant date fair value of the 2016 RSUs and PSUs was determined by reference to the $24.94 closing price of our common stock on the grant date. The grant date fair value of the PSU awards considered the target number of units awarded to each NEO and the anticipated performance outcome as of the grant date. The actual 2015 grant performance factor was 78.1% of target. The actual 2016 grant performance factor was 115.6% of target. Assuming that the highest level of performance conditions had been achieved, the grant date fair values of the 2016 PSUs would have increased by $666,659 for Mr. Edwards, $199,994 for Mr. Olson, $233,326 for Mr. Crenshaw, $130,000 for Mr. Karlsson, $122,493 for Mr. Wyatt and $186,664 for Mr. Drendel.
The option awards include the incremental fair value of the modification that occurred in March 2016. The incremental fair value included is $107,260 for Mr. Edwards, $28,679 for Mr. Olson, $37,283 for Mr. Crenshaw, $20,649 for Mr. Karlsson, $20,075 for Mr. Wyatt and $31,547 for Mr. Drendel.
(3)	Amount represents AIP bonus payments by performance year.
(4)	Amounts represent the portion of the aggregate earnings under the SERP that are “above market.”

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EXECUTIVE COMPENSATION

(5)	The following table shows all amounts included in the “All Other Compensation” column for 2016 for each NEO:

	All Other Compensation
Name	Company Contribution to 401(k) Plan ($)	Company Contribution under SERP ($)	Life Insurance Premiums ($)	Total ($)
Marvin S. Edwards, Jr.	15,900	428,008	234	444,142
Mark A. Olson	15,900	—	360	16,260
Randall W. Crenshaw	15,900	225,268	360	241,528
Peter U. Karlsson	15,900	140,797	360	157,057
Frank B. Wyatt, II	15,900	131,354	360	147,614
Frank M. Drendel	15,900	126,482	144	142,526

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GRANTS OF PLAN-BASED AWARDS IN 2016

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Marvin S. Edwards, Jr.
2016 AIP(2)		639,063	1,278,125	2,684,063	—	—	—	—	—	—	—
2016 RSU(3)	2/23/2016	—	—	—	—	—	—	53,461	—	—	1,333,317
2016 PSU(4)	2/23/2016	—	—	—	26,731	53,461	80,192	—	—	—	1,333,317
2016 Stock Option(5)	2/23/2016	—	—	—	—	—	—	—	110,833	24.94	1,333,321
Stock Option Modification(6)	3/7/2016	—	—	—	—	—	—	—	—	—	107,260
Mark A. Olson
2016 AIP(2)		261,369	522,737	1,097,748	—	—	—		—	—	—
2016 RSU(3)	2/23/2016	—	—	—	—	—	—	16,038	—	—	399,988
2016 PSU(4)	2/23/2016	—	—	—	8,019	16,038	24,057	—	—	—	399,988
2016 Stock Option(5)	2/23/2016	—	—	—	—	—	—	—	33,250	24.94	399,998
Stock Option Modification(6)	3/7/2016	—	—	—	—	—	—	—	—	—	28,679
Randall W. Crenshaw
2016 AIP(2)		305,488	610,976	1,283,049	—	—	—	—	—	—	—
2016 RSU(3)	2/23/2016	—	—	—	—	—	—	18,711	—	—	466,652
2016 PSU(4)	2/23/2016	—	—	—	9,356	18,711	28,067	—	—	—	466,652
2016 Stock Option(5)	2/23/2016	—	—	—	—	—	—	—	38,791	24.94	466,656
Stock Option Modification(6)	3/7/2016	—	—	—	—	—	—	—	—	—	37,283
Peter U. Karlsson
2016 AIP(2)		185,931	371,862	780,911	—	—	—	—	—	—	—
2016 RSU(3)	2/23/2016	—	—	—	—	—	—	10,425	—	—	260,000
2016 PSU(4)	2/23/2016	—	—	—	5,213	10,425	15,638	—	—	—	260,000
2016 Stock Option(5)	2/23/2016	—	—	—	—	—	—	—	21,612	24.94	259,992
Stock Option Modification(6)	3/7/2016	—	—	—	—	—	—	—	—	—	20,649
Frank B. Wyatt, II
2016 AIP(2)		175,436	350,872	736,832	—	—	—	—	—	—	—
2016 RSU(3)	2/23/2016	—	—	—	—	—	—	9,823	—	—	244,986
2016 PSU(4)	2/23/2016	—	—	—	4,912	9,823	14,735	—	—	—	244,986
2016 Stock Option(5)	2/23/2016	—	—	—	—	—	—	—	20,365	24.94	244,991
Stock Option Modification(6)	3/7/2016	—	—	—	—	—	—	—	—	—	20,075
Frank M. Drendel
2016 AIP(2)		142,813	285,625	599,813	—	—	—	—	—	—	—
2016 RSU(3)	2/23/2016	—	—	—	—	—	—	14,969	—	—	373,327
2016 PSU(4)	2/23/2016	—	—	—	7,485	14,969	22,454	—	—	—	373,327
2016 Stock Option(5)	2/23/2016	—	—	—	—	—	—	—	31,033	24.94	373,327
Stock Option Modification(6)	3/7/2016	—	—	—	—	—	—	—	—	—	31,547
(1)	The equity awards granted on February 23, 2016 were approved by the Compensation Committee on February 17, 2016.
(2)	Reflects the range of awards that could potentially have been earned during 2016 under our AIP. The amounts actually earned are included under the column entitled “—Non-Equity Incentive Plan Compensation” in our Summary Compensation Table for 2016.
(3)	Reflects RSUs granted in 2016. These grants vest in equal annual installments over three years beginning on the first anniversary of the grant date.

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EXECUTIVE COMPENSATION

(4)	Reflects potential share payouts with respect to PSUs granted in 2016 at threshold, target and maximum. The “Threshold” column represents the minimum amount payable (50% of target payout) when threshold performance is met. The “Target” column represents the amount payable (100% of target payout) if the specified performance targets are reached. The “Maximum” column represents the maximum amount payable (150% of target payout). To the extent the performance goals are met, earned shares vest 50% on the second anniversary of the grant date and 50% on the third anniversary. The performance is measured based on the Adjusted Operating Income for 2016. The actual performance factor was 78.1% and 115.6% for the 2015 and 2016 grants, respectively.
(5)	Reflects stock options granted in 2016. These grants vest in equal annual installments over three years beginning on the first anniversary of the grant date. These options have a ten-year term and provide pro rata vesting upon retirement.
(6)	Reflects the incremental fair value of the modification of stock options that occurred in March 2016.

Narrative Supplement to Summary Compensation Table for 2016 and Grants of Plan-Based Awards in 2016 Table

The terms of our cash incentive plans and equity incentive awards are described under “—2016 Compensation Analysis” above, our employment and severance agreements are described under “—Potential Payments upon Termination or Change in Control—Employment and Severance Protection Agreements” below, and our nonqualified deferred compensation plans are described under “—Nonqualified Deferred Compensation for 2016” below.

Outstanding Equity Awards at December 31, 2016

The following table provides information regarding outstanding stock options and stock awards held by our NEOs as of December 31, 2016.

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Marvin S. Edwards, Jr.	1/20/2010	209,147	(1)	—	—	8.55	1/20/2020	—	—	—	—
	1/26/2011	1,519,033	(1)	—	—	5.74	1/26/2021	—	—	—	—
	2/24/2015	—	(2)	94,088	—	30.76	2/24/2025	27,020	1,005,144	31,653	1,177,492
	2/23/2016	—	(2)	110,833	—	24.94	2/23/2026	53,461	1,988,749	61,801	2,298,997
Mark A. Olson	1/26/2011	22,443	(1)	—	—	5.74	1/26/2021	—	—	—	—
	2/21/2012	45,698	(1)	—	—	5.57	2/21/2021	—	—	—	—
	2/24/2015	—	(2)	25,157	—	30.76	2/24/2025	7,225	268,770	8,464	314,861
	2/23/2016	—	(2)	33,250	—	24.94	2/23/2026	16,038	596,614	18,540	689,688
Randall W. Crenshaw	1/26/2011	38,092	(1)	—	—	5.74	1/26/2021	—	—	—	—
	2/24/2015	—	(2)	32,704	—	30.76	2/24/2025	9,392	349,382	11,003	409,312
	2/23/2016	—	(2)	38,791	—	24.94	2/23/2026	18,711	696,049	21,630	804,636
Peter U. Karlsson	1/26/2011	46,780	(1)	—	—	5.74	1/26/2021	—	—	—	—
	2/24/2015	—	(2)	18,113	—	30.76	2/24/2025	5,202	193,514	6,093	226,660
	2/23/2016	—	(2)	21,612	—	24.94	2/23/2026	10,425	387,810	12,051	448,297
Frank B. Wyatt, II	1/20/2010	35,368	(1)	—	—	8.55	1/20/2020	—	—	—	—
	1/26/2011	255,900	(1)	—	—	5.74	1/26/2021	—	—	—	—
	2/24/2015	—	(2)	17,610	—	30.76	2/24/2025	5,058	188,158	5,925	220,410
	2/23/2016	—	(2)	20,365	—	24.94	2/23/2026	9,823	365,416	11,355	422,406
Frank M. Drendel	3/24/2009	309,126	(1)	—	—	2.96	3/24/2019	—	—	—	—
	1/20/2010	560,811	(1)	—	—	8.55	1/20/2020	—	—	—	—
	1/26/2011	639,678	(1)	—	—	5.74	1/26/2021	—	—	—	—
	2/24/2015	—	(2)	27,673	—	30.76	2/24/2025	7,947	295,628	9,310	346,332
	2/23/2016	—	(2)	31,033	—	24.94	2/23/2026	14,969	556,847	17,304	643,709
(1)	Represents options which were fully vested as of December 31, 2016.
(2)	Represents options granted in 2016 and 2015. The 2016 options vest and become exercisable, subject to the continued employment of the NEO, annually over three years beginning on the first anniversary of the grant date. The 2015 options vest and become exercisable, subject to the continued employment of the NEO, with 50% vesting on the second anniversary of the grant date and 50% vesting on the third anniversary of the grant date. Pro rata vesting occurs upon retirement.

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(3)	The options expire on the tenth anniversary of the date of grant, except for Mr. Olson’s 2012 grant, which expires on the ninth anniversary of the date of grant.
(4)	Represents RSUs granted in 2016 and 2015. These units vest, subject to the continued employment of the NEO, annually over three years beginning on the first anniversary of the grant date.
(5)	Represents PSUs granted in 2016 and 2015. These units vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, subject to continued employment of the NEO and achievement of performance criteria relating to Adjusted Operating Income for fiscal year 2016 for the units granted in 2016 and Aggregate Adjusted Operating Income for fiscal years 2015-2016 for the units granted in 2015. The actual performance factors were 115.6% and 78.1% of target for the 2016 and 2015 awards, respectively.

OPTION EXERCISES AND STOCK VESTED FOR 2016

The following table provides information concerning the exercise of stock options and vesting of stock awards during the year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Marvin S. Edwards, Jr.	400,000	11,439,108	13,509	340,697
Mark A. Olson	60,000	1,589,407	3,612	91,095
Randall W. Crenshaw	325,000	7,911,824	4,696	118,433
Peter U. Karlsson	96,776	2,387,628	2,600	65,572
Frank B. Wyatt, II	60,000	1,513,359	2,528	63,756
Frank M. Drendel	—	—	3,973	100,199

NONQUALIFIED DEFERRED COMPENSATION FOR 2016

The Nonqualified Deferred Compensation table reflects information about the SERP and the DCP for 2016.

SERP

The SERP is an unfunded defined contribution type retirement plan maintained for the benefit of a select group of our management and/or highly compensated employees. The SERP provides for an annual credit by the Company to each participating NEO’s account in an amount equal to 5% of such participant’s base salary and AIP bonus for the respective year up to a cap (which in 2016 was $265,000), plus 15% of the amount in excess of the cap. Equity-based compensation is not taken into account for purposes of the SERP. In addition to annual contributions, participants’ accounts generally accrue interest each year. We review the interest rate annually and set the interest rate for 2016 at 5%. There have been no participants added to the SERP since 2005.

There are generally no payments to participants from the SERP until retirement at age 55 or older with at least 10 years of service, or at age 65 without regard to any service requirement. Pursuant to the terms of the SERP, a participant generally will receive the full value of his or her account balance upon the participant’s termination or resignation for any reason once he is eligible for retirement. However, participants (or participant’s beneficiaries, in the case of a participant’s death) may also receive benefits prior to retirement in the following situations: (1) if the participant dies before retirement; (2) if the participant experiences a disability (as defined in the SERP) before beginning to receive any SERP benefits; (3) if the participant’s employment is involuntarily terminated, for reasons other than for cause; or (4) if the participant terminates employment for any reason other than for cause within two

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years after a change in control of the Company. Payment to the SERP participants generally occurs on the next following January 31 or July 31, except that payments resulting from termination following a change in control or terminations due to disability are paid as soon as practicable following such termination.

Messrs. Edwards, Crenshaw and Drendel are vested in their SERP accounts and eligible for retirement, so they would receive their account balance if their employment terminated for any reason. Messrs. Karlsson and Wyatt are currently vested in their SERP accounts and, though they are not eligible for retirement, they are eligible to receive the full value of their SERP accounts upon any termination of employment, other than for cause.

DCP

The DCP permits a select group of our management, including the NEOs, to defer up to 90% of their compensation (including base salary and AIP bonus payments). Participants may invest the amounts credited to their accounts in one or more notional investments that are substantially the same as the investment offerings provided under our 401(k) plan. Participants’ accounts are 100% vested at all times and we do not provide matching or other Company contributions to the DCP. In general, a participant may elect to receive a distribution in a lump sum or annual installments over a period of two to ten years, which distribution will commence, per the participant’s election, as follows:

•	For deferrals attributable to any period before December 31, 2016, as soon as practical following (i) the participant’s separation from service, or (ii) the earlier of (A) a specific date which occurs no earlier than two years from the end of the year in which the compensation is credited, or (B) the date of his or her separation (provided that if separation is due to retirement, payments will commence as of the elected specified date).

•	For deferrals attributable to any period on or after January 1, 2017, as soon as practical following (i) the first day of the seventh month after the participant’s separation from service, or (ii) the earlier of (A) a specific date which occurs no earlier than two years, and no later than five years, from the end of the year in which the compensation is credited, or (B) the first day of the seventh month after his or her separation (provided that if separation is due to retirement, payments will commence as of the elected specified date).

Upon a participant’s death or disability, or upon the occurrence of a change in control of the Company, the participant’s entire balance will be paid to him or her (or the participant’s estate or beneficiary, as applicable) in a lump sum.

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The following table depicts the value of benefits accumulated by our NEOs under the SERP and the DCP as of December 31, 2016.

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan	Executive contributions in last fiscal year(1)($)	Registrant contributions in last fiscal year(2)($)	Aggregate earnings (loss) in last fiscal year(3)($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last fiscal year end(4)($)
Marvin S. Edwards, Jr.	SERP	—	428,008	120,448	—	2,957,416
	DCP	—	—	160,338	—	2,501,497
Mark A. Olson	SERP	—	—	—	—	—
	DCP	1,046,449	—	49,624	—	1,654,200
Randall W. Crenshaw	SERP	—	225,268	96,531	—	2,252,409
	DCP	—	—	81,316	—	2,810,567
Peter U. Karlsson	SERP	—	140,797	40,660	—	994,660
	DCP	424,850	—	70,995	—	1,153,117
Frank B. Wyatt, II	SERP	—	131,354	63,263	—	1,459,875
	DCP	—	—	—	—	—
Frank M. Drendel	SERP	—	126,482	246,256	—	5,297,850
	DCP	—	—	—	—	—
(1)	Reflects executive contributions made in 2016 for salary deferral and executive contributions made in 2017 for deferral of AIP bonus payments as included in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.
(2)	Registrant contributions to the SERP are equal to 5% of participant’s base salary and AIP bonus payment up to a cap (which in 2016 was $265,000), plus 15% of the amount in excess of the cap. Contributions to the SERP are included in the Summary Compensation Table in the “All Other Compensation” column. The Company does not provide matching or other Company contributions to the DCP.
(3)	With respect to the SERP, the portion of the aggregate earnings that are “above market” is included in the Summary Compensation table in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.
(4)	Includes amounts that were reported in the Summary Compensation Table for 2016, 2015 and 2014.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment and Severance Protection Agreements

Each of our NEOs is party to an employment agreement or severance protection agreement that entitles him to receive certain payments upon a qualifying termination of employment.

Employment Agreements with Messrs. Edwards, Olson and Crenshaw

We are party to employment agreements with Messrs. Edwards, Olson and Crenshaw, each of which expires on December 31, 2017, subject to automatic renewal for additional one-year periods unless the Company gives written notice of non-renewal at least 90 days prior to such date. Pursuant to the agreements, in the event the executive’s employment is terminated by the Company by notice of non-renewal of the term of the agreement, by the Company for any reason other than for cause or disability or by the executive for good reason, the executive will be entitled to receive his accrued compensation and each of the following:

•	severance pay in an amount equal to two times the sum of (A) his then current base salary, and (B) his base salary multiplied by 1.25, in the case of Mr. Edwards, or 0.85, in the case of Messrs. Olson and Crenshaw, payable in equal monthly installments over two years (the Termination Benefits Period) or, upon termination within twenty-four months following a change in control, in a lump sum;

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•	a prorated bonus under the AIP for the fiscal year in which his termination of employment occurs, based on actual performance and payable at the same time the Company pays bonuses to its other executive officers;

•	a cash payment equal to the cost we would have incurred had the executive continued group medical, dental, vision and/or prescription drug benefit coverage for himself and his eligible dependents during the Termination Benefits Period, payable in periodic installments in accordance with our payroll practice (the Medical Coverage Payments); and

•	if at the end of the Termination Benefits Period, the executive is not employed by another entity (including self-employment), then for six months (or his earlier re-employment) he will receive (i) an additional monthly payment equal to one-twelfth of the sum of (A) his base salary and (B) his base salary multiplied by 1.25, in the case of Mr. Edwards, or 0.85, in the case of Messrs. Olson and Crenshaw, and (ii) continuation of the Medical Coverage Payments (provided that such Medical Coverage Payments will not cease upon re-employment unless the executive obtains such coverage or benefits pursuant to the subsequent employer’s benefit plans).

For purposes of Messrs. Edwards’, Olson’s and Crenshaw’s agreements, “good reason” includes material breach of the agreement, a material diminution in duties, failure to continue the executive in his role as sole President and CEO without his prior written consent in the case of Mr. Edwards, or Chief Financial Officer in the case of Mr. Olson, or Chief Operating Officer in the case of Mr. Crenshaw, any reduction in salary or target bonus opportunity, relocation of the executive’s place of employment by more than twenty-five miles without his prior written consent and, in the case of Mr. Edwards, our failure to nominate him to our Board.

If the executive’s employment is terminated by the Company for cause or disability, by reason of his death or by the executive other than for good reason, we will pay to the executive his accrued compensation. In addition, in the event of the executive’s death, his estate will be entitled to receive a prorated bonus under the AIP for the fiscal year in which his death occurs, payable at the same time the Company pays bonuses to its other executive officers and based on actual performance.

Severance Protection Agreement with Mr. Karlsson

We are also a party to a severance protection agreement with Mr. Karlsson. His agreement is on a 1-year term automatically renewing on January 1 of each year unless the Company or Mr. Karlsson gives notice of non-renewal at least ninety (90) days prior to such date, except that the term may not expire prior to 24 months following a change in control of the Company (as defined in the agreement). Pursuant to the agreement, in the event that Mr. Karlsson’s employment is terminated within 24 months after a change in control of the Company (i) by the Company for any reason other than for cause or disability or (ii) by Mr. Karlsson for good reason (which definition includes, among other things, an adverse change in status or duties and a reduction in salary or benefits), Mr. Karlsson will be entitled to receive accrued compensation and each of the following:

•	severance pay in an amount equal to his then current base salary;

•	a prorated bonus for the fiscal year in which his termination occurs, based on the actual bonus that would have been payable to him for the year in which the termination occurs; and

•	continuation of Mr. Karlsson’s and his dependents’ health benefits for 12 months (the Termination Benefits Period).

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If Mr. Karlsson’s employment is terminated by the Company within 24 months after a change in control for cause or disability, by reason of his death or by Mr. Karlsson other than for good reason, we will pay to him his accrued compensation and any earned but unpaid bonus or incentive compensation. In addition, in the case of a termination by the Company for disability or due to Mr. Karlsson’s death, he will receive a pro rata bonus for the year of termination, based on the actual bonus that would have been payable to him for the year in which the termination occurs.

Further, if Mr. Karlsson’s employment is terminated by the Company other than for cause at any time prior to the date of a change in control of the Company and such termination (i) occurred after we entered into a definitive agreement, the consummation of which would constitute a change in control of the Company or (ii) Mr. Karlsson reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or has taken steps reasonably calculated to effect a change in control, such termination will be deemed to have occurred after a change in control.

Severance Protection Agreement with Mr. Wyatt

We are party to a severance protection agreement with Mr. Wyatt. This severance protection agreement is on a 1-year term automatically renewing on January 1 of each year unless the Company or Mr. Wyatt gives notice of non-renewal at least ninety (90) days prior to such date, except that the term may not expire prior to 24 months following a change in control of the Company (as defined in the agreement). Pursuant to the agreement, in the event Mr. Wyatt’s employment is terminated within 24 months after a change in control of the Company (i) by the Company for any reason other than for cause or disability or (ii) by Mr. Wyatt for good reason (which definition includes, among other things, an adverse change in status or duties, a reduction in salary or benefits, and a relocation of Mr. Wyatt’s place of employment by more than twenty-five miles), Mr. Wyatt will be entitled to receive accrued compensation and each of the following:

•	severance pay in an amount equal to one and one-half times Mr. Wyatt’s then current base salary plus one and one-half times the target annual incentive payable to Mr. Wyatt under the AIP for the fiscal year immediately preceding the fiscal year of termination of employment;

•	a prorated bonus under the AIP for the fiscal year in which his termination occurs, based on the actual bonus paid or payable to Mr. Wyatt under the AIP in respect of the year immediately preceding the year of termination of employment;

•	continuation of Mr. Wyatt’s and his dependents’ and beneficiaries’ life insurance, disability, medical, dental and hospitalization benefits for 18 months (the Termination Benefits Period);

•	if, at the end of the Termination Benefits Period, Mr. Wyatt is not employed by another employer (including self-employment), then for six months (or his earlier re-employment with another entity) he will receive (i) an additional monthly payment equal to one-twelfth of his then current base salary plus one-twelfth of the target annual incentive payable to Mr. Wyatt for the fiscal year immediately preceding the fiscal year of termination of employment, and (ii) continuation of the benefits discussed in the bullet above (provided that such benefits will not cease upon re-employment unless Mr. Wyatt obtains such coverage or benefits pursuant to the subsequent employer’s benefit plans); and

•	reimbursement for (i) outplacement assistance services (up to 25% of the sum of Mr. Wyatt’s then-current year salary and prior year target bonus), (ii) tax and financial planning assistance (up to $2,000) and (iii) relocation expenses under certain circumstances.

If Mr. Wyatt’s employment is terminated by the Company within 24 months after a change in control of the Company for cause or disability, by reason of his death or by Mr. Wyatt other than for good reason, we will pay to Mr. Wyatt his accrued compensation and any earned but unpaid bonus or incentive

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compensation. In addition, in the case of a termination of employment by the Company for disability or due to Mr. Wyatt’s death, he will receive a pro rata bonus for the year of termination based on the actual bonus paid or payable to Mr. Wyatt under the AIP in respect of the year immediately preceding the year of termination.

Further, if Mr. Wyatt’s employment is terminated by the Company other than for cause at any time prior to the date of a change in control of the company and such termination (i) occurred after we entered into a definitive agreement, the consummation of which would constitute a change in control of the Company or (ii) Mr. Wyatt reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or has taken steps reasonably calculated to effect a change in control of the Company, such termination will be deemed to have occurred after a change in control.

Employment Agreement with Mr. Drendel

Mr. Drendel’s employment agreement expires on December 31, 2017, subject to automatic renewal for additional one-year periods unless the Company or Mr. Drendel gives written notice of non-renewal at least 90 days prior to such date. Pursuant to the agreement, in the event his employment is terminated by the Company by notice of non-renewal of the term of the agreement, by the Company for any reason other than for cause or by Mr. Drendel for any reason, he will be entitled to receive his accrued compensation and each of the following: (i) an amount (the Severance Payment) equal to two times the sum of (X) his base salary and (Y) his base salary multiplied by 0.50, payable in a lump sum payment within thirty days following termination; and (ii) a cash payment equal to the cost the Company would have incurred had he continued group medical, dental, vision and/or prescription drug benefit coverage for himself for 24 months following his termination of employment, payable in periodic installments in accordance with our payroll practice.

If Mr. Drendel’s employment is terminated by the Company for cause or by reason of his death, we will pay to him his accrued compensation. In addition, in the event of Mr. Drendel’s death, his estate will be entitled to receive the Severance Payment payable in a lump sum payment within thirty days following his death.

280G Tax Gross-Up Provisions

The employment agreements with Messrs. Edwards, Olson, Crenshaw and Drendel and the severance protection agreement with Mr. Wyatt provide for a gross-up payment by the Company in the event that the total payments the executive receives under the agreement, or otherwise (for example, due to accelerated vesting of equity), are subject to the excise tax under Section 4999 of the Internal Revenue Code. In such an event, we will pay an additional amount so that the executive is made whole on an after-tax basis from the effect of the excise tax. Mr. Karlsson’s severance protection agreement does not contain any provision with respect to gross-up payments or cut-backs in the event of such excise taxes.

Restrictive Covenants

Messrs. Edwards’, Olson’s, Crenshaw’s and Drendel’s employment agreements each contain cooperation and confidentiality covenants that apply during and following the executives’ respective employment with the Company. The agreements also contain certain non-compete and non-solicitation obligations that continue for a certain period following termination of employment, as follows: 24 months, in the case of Messrs. Edwards, Olson and Crenshaw (and up to an additional six months if the executive continues to receive the benefits discussed above following the conclusion of the Termination Benefits Period) and 60 months, in the case of Mr. Drendel. Messrs. Karlsson’s and Wyatt’s severance protection agreements do not contain any restrictive covenants.

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The following table sets forth the estimated amount of the payments and benefits each of our NEOs would receive under the termination of employment scenarios identified therein, in each case assuming a termination of employment on December 31, 2016. The payments and benefits described and quantified below are in addition to the compensation and benefits that would already be vested upon a NEO’s termination of employment, including accrued but unpaid salary, accrued but unused vacation pay, amounts previously earned and deferred under the DCP and payments and benefits accrued under the 401(k) plan and the SERP.

Name	Payment	Termination for Cause ($)	Resignation Without Good Reason ($)	Death or Disability ($)	Termination Without Cause or Resignation for Good Reason Prior to a Change in Control ($)	Termination Without Cause or Resignation for Good Reason After a Change in Control ($)
Marvin S. Edwards, Jr.	Cash severance(1)	—	—	—	5,793,750	5,793,750
	AIP(3)	—	2,007,551	2,007,551	2,007,551	1,278,125
	Benefit continuation(4)	—	—	—	23,332	23,332
	Gross-Up(6)	—	—	—	—	3,616,238
	Total	—	2,007,551	2,007,551	7,824,633	10,711,445
Mark A. Olson	Cash severance(1)	—	—	—	2,867,408	2,867,408
	AIP(3)	—	821,063	821,063	821,063	522,737
	Benefit continuation(4)	—	—	—	25,732	25,732
	Gross-Up(6)	—	—	—	—	—
	Total	—	821,063	821,063	3,714,203	3,415,877
Randall W. Crenshaw	Cash severance(1)	—	—	—	3,353,403	3,353,403
	AIP(3)	—	959,660	959,660	959,660	610,976
	Benefit continuation(4)	—	—	—	25,732	25,732
	Gross-Up(6)	—	—	—	—	—
	Total	—	959,660	959,660	4,338,795	3,990,111
Peter U. Karlsson	Cash severance	—	—	—	534,976	534,976
	AIP(3)	—	—	584,084	371,862	371,862
	Pro rata bonus	—	—	584,084	584,084	584,084
	Benefit continuation	—	—	—	14,252	14,252
	Total	—	—	1,168,168	1,505,174	1,505,174
Frank B. Wyatt, II	Cash severance(1)	—	—	—	1,687,239	1,687,239
	AIP(3)	—	—	551,114	350,872	350,872
	Pro rata bonus(2)	—	—	213,876	213,876	213,876
	Benefit continuation(4)	—	—	—	28,816	28,816
	Other Benefits(5)	—	—	—	212,905	212,905
	Gross-Up(6)	—	—	—	—	—
	Total	—	—	764,990	2,493,708	2,493,708
Frank M. Drendel	Cash severance	—	1,725,000	1,725,000	1,725,000	1,725,000
	AIP(3)	—	448,631	448,631	448,631	285,625
	Benefit continuation	—	5,953	—	5,953	5,953
	Gross-Up(6)	—	—	—	—	—
	Total	—	2,179,584	2,173,631	2,179,584	2,016,578
(1)	Assumes that the executive is not self-employed or employed by another entity at the end of the Termination Benefits Period and, accordingly, receives an additional six months of severance.
(2)	Pursuant to the executive’s severance protection agreement, upon his termination of employment by the Company without cause, by the executive for good reason, or by reason of his death or disability, in each case within 24 months following a change in control of the Company, he would be entitled to a payment equal to the actual bonus paid to the executive with respect to the year prior to that in which the termination date occurs (in this case, 2015), prorated for the number of days the executive was employed during the year of such termination.

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(3)	Pursuant to the terms of the AIP, in the event of a change in control of the Company (as defined in the AIP), within 30 days thereafter, we will pay to each participant immediately prior to such change in control (regardless of whether such participant remains in the employ of the Company following the change in control) an award equal to his or her target incentive for the AIP plan cycle then underway (prorated to the date of the change in control). Outside the context of a change in control of the Company, participants are eligible to receive a pro rata portion of their award, based upon actual achievement of applicable performance objectives, if their employment is terminated due to death, disability or retirement (at age 65 or at age 55 with at least 10 years of service with the Company, or earlier with prior approval of the Company). As of December 31, 2016, each of Messrs. Edwards, Olson, Crenshaw and Drendel was retirement eligible under the AIP.
(4)	Assumes that the executive is not self-employed or employed by another entity at the end of the Termination Benefits Period and, accordingly, receives an additional six months of benefits continuation.
(5)	Reflects reimbursement of outplacement expenses and for tax and financial planning services. Note that, in certain circumstances, Mr. Wyatt would also be entitled to reimbursement for costs of relocation following a termination of employment; however, estimates of these costs are not included in the amounts above.
(6)	Estimate of gross-up payment assumes acceleration of vesting our outstanding and unvested equity incentive awards, see below discussion under the heading “—Equity Incentive Awards.” Estimate of gross-up payment based on a 280G excise tax rate of 20%, a tax rate of 35% for federal, 1.45% for Medicare and an appropriate state tax rate.

SERP

Pursuant to the terms of the SERP, a participant generally will receive the full value of his account balance upon his termination or resignation for any reason once he is eligible for Retirement. Messrs. Edwards, Crenshaw and Drendel are vested in their SERP accounts and eligible for Retirement, so they would receive the amounts shown in the column of the Nonqualified Deferred Compensation table entitled “Aggregate balance at last fiscal year end” were their employment terminated for any reason on December 31, 2016.

Messrs. Karlsson and Wyatt are currently vested in their SERP accounts and, though they are not eligible for Retirement, pursuant to the 2011 amendment to the SERP, they are eligible to receive the full value of their SERP accounts upon any termination of employment, other than for cause. The value of their SERP accounts is based on an assumed effective date of December 31, 2016 shown in the column of the Nonqualified Deferred Compensation table entitled “Aggregate balance at last fiscal year end.”

Payment to the SERP participants generally occurs on the next following January 31 or July 31, except that payments resulting from termination following a change in control of the Company or terminations due to death or disability are paid as soon as practicable following such termination.

Equity Incentive Awards

The non-qualified option award agreements and the RSU award agreements under which the NEOs received awards in February 2015 and 2016 provide that all awards granted pursuant to those award agreements will become immediately vested and, in the case of option awards, become fully exercisable, in the event of any of the following:

•	the termination of a participant’s service due to death or disability,

•	a change in control of the Company in which the awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, or

•	a change in control of the Company in which the awards are assumed or equitably converted, but the participant’s employment is terminated without “cause” or the participant resigns for “good reason” within two years following the change in control.

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The PSU agreements under which the NEOs received grants in February 2015 and 2016 provide for similar treatment as described above for the options and RSUs, provided that if the participant’s death or disability occurs during the performance period, the PSUs will be prorated and will vest based on actual achievement over the performance period. In the event of a change in control of the Company in which the awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, or a change in control of the Company in which the awards are assumed or equitably converted, but the participant’s employment is terminated without “cause” or the participant resigns for “good reason” within two years following the change in control, the PSUs will be prorated and will vest based on deemed performance of target level if the change of control falls within the first half of the performance period or based on the actual performance measured at the date of the change in control if the change in control falls within the second half of the performance period.

The following table presents the value (based on the Company’s closing stock price on December 31, 2016 of $37.20 or in the case of options, the excess of such closing stock price over the exercise price) of equity incentive awards that would become vested upon a termination due to death or disability, a change in control in which the awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, or a change in control in which the awards are assumed or equitably converted but the participant’s employment is terminated without “cause” or the participant resigns for “good reason” within two years following the change in control of the Company, assuming that any such events had occurred on December 31, 2016. The amounts for PSU’s are based on actual performance factors for the 2015 and 2016 grants of 78.1% and 115.6%, respectively.

	Change in Control			Death or Disability
	Options ($)	PSU ($)	RSU ($)	Options ($)	PSU ($)	RSU ($)
Marvin S. Edwards, Jr.	1,964,740	3,476,491	2,993,893	1,964,740	3,476,491	2,993,893
Mark A. Olson	569,656	1,004,535	865,384	569,656	1,004,535	865,384
Randall W. Crenshaw	686,192	1,213,934	1,045,431	686,192	1,213,934	1,045,431
Peter U. Karlsson	381,611	674,981	581,324	381,611	674,981	581,324
Frank B. Wyatt, II	363,083	642,818	553,574	363,083	642,818	553,574
Frank M. Drendel	558,679	990,029	852,475	558,679	990,029	852,475

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EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

Directors who are employees of the Company or Carlyle receive no additional compensation for their service on our Board of Directors or its committees. The rest of the directors are paid $85,000 per year for his or her service on our Board of Directors, payable quarterly, plus an additional $15,000 for serving as an audit committee member and an additional $10,000 for serving as a compensation committee or nominating committee member. In addition, the Audit Committee chair receives $10,000 more per year for serving as such and the Compensation Committee chair and the Nominating Committee chair receive $7,500 and $5,000 more per year, respectively. We also reimburse non-employee directors for reasonable out-of-pocket expenses in the performance of their duties as directors. Non-employee (CommScope or Carlyle) directors received equity-based awards, in the form of stock options (if granted prior to our IPO in 2013) or RSUs (if granted subsequent to our IPO) at the time of their election to our Board of Directors. In addition, such non-employee directors receive an annual grant of RSUs having a grant date value equal to $125,000 to be granted on the date of the annual stockholders’ meeting. The RSUs vest on the first anniversary of the grant date. The following tables summarize our non-employee director compensation:

Annual Non-Employee Director Compensation
Base Cash Retainer	$85,000
Supplemental Cash Retainer
Audit Committee Chair(1)	$25,000
Audit Committee Member	$15,000
Compensation Committee Chair(1)	$17,500
Compensation Committee Member	$10,000
Nominating Committee Chair(1)	$15,000
Nominating Committee Member	$10,000
Annual Stock Retainer(2)	$125,000
(1)	The chair of our Audit Committee, Compensation Committee, or Nominating Committee does not also receive the supplemental cash retainer as a member of such Committee.
(2)	The number of RSUs granted as the annual stock retainer is determined based upon closing price of the underlying shares of our common stock on the date of grant.

DIRECTOR COMPENSATION TABLE FOR 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)(1)
Austin A. Adams	100,000	124,997	224,997
Stephen C. Gray	85,000	124,997	209,997
L. William Krause	105,000	124,997	229,997
Joanne M. Maguire	85,000	124,997	209,997
Thomas J. Manning	100,000	124,997	224,997
Timothy T. Yates	110,000	124,997	234,997
(1)	We granted Messrs. Adams, Gray, Krause, Manning and Yates and Ms. Maguire each 4,230 RSUs in 2016 which will vest May 6, 2017. As of December 31, 2016, Mr. Gray and Mr. Krause each held fully vested options to purchase 28,575 shares of our common stock at $5.74 per share.

58	2017 Proxy Statement

EXECUTIVE COMPENSATION

DIRECTOR STOCK VESTED FOR 2016

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Austin A. Adams	2,077	62,538
Stephen C. Gray	2,077	62,538
L. William Krause	2,077	62,538
Thomas J. Manning	2,077	62,538
Timothy T. Yates	2,077	62,538

COMPENSATION-RELATED RISK ASSESSMENT

Our Compensation Committee, with the assistance of our management, through the human resources, finance and legal departments, has analyzed the potential risks arising from our compensation policies and practices and has determined that there are no such risks that are reasonably likely to have a material adverse effect on the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2016, with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders	5,497,160	$10.33	13,378,639
Equity compensation plans not approved by security holders	—	—	—
Total	5,497,160	$10.33	13,378,639

2017 Proxy Statement	59

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

The Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the Commission and Nasdaq. Based on our records and other information, we believe that during the year ended December 31, 2016 all applicable Section 16(a) filing requirements were met in a timely fashion, except that each of Randall W. Crenshaw, Austin A. Adams, Stephen C. Gray, L. William Krause, Joanne M. Maguire, Thomas J. Manning and Timothy T. Yates had one late Form 4, each reporting a single transaction.

60	2017 Proxy Statement

STOCKHOLDER PROPOSALS FOR THE COMPANY’S 2018 ANNUAL MEETING

Stockholders who intend to present proposals at the 2018 Annual Meeting of Stockholders, or the “2018 Annual Meeting,” and who wish to have such proposals included in the proxy statement for such meeting, must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, CommScope Holding Company, Inc., 1100 CommScope Place, SE, Hickory, North Carolina 28602, and such notice must be received no later than November 21, 2017. Such proposals must meet the requirements set forth in the rules and regulations of the Commission, as well as the informational requirements and the other requirements related to stockholder proposals set forth in the Company’s Bylaws, in order to be eligible for inclusion in the Company’s proxy statement for its 2018 Annual Meeting.

Stockholders who wish to nominate directors or introduce an item of business at an annual meeting, without including such matters in the Company’s proxy statement, must comply with the informational requirements and the other requirements set forth in the Company’s Bylaws. Nominations or an item of business to be introduced at the 2018 Annual Meeting must be submitted in writing and received by the Company no earlier than January 5, 2018 and no later than February 5, 2018 (i.e., no more than 120 days and no less than 90 days prior to May 5, 2018, the first anniversary of the Annual Meeting). A copy of the Company’s Bylaws, which sets forth the informational requirements and other requirements, can be obtained from the Corporate Secretary of the Company.

2017 Proxy Statement	61

AVAILABLE INFORMATION

Our website (www.commscope.com) contains our Code of Conduct that applies to all of our directors, executive officers and senior financial and accounting officers, our Code of Ethics and Business Conduct that applies to all of our employees (including any subsequent amendments thereto or waivers therefrom), our Corporate Governance Guidelines and the charters of our Nominating, Audit and Compensation Committees, each of which can be downloaded free of charge.

Printed copies of our Code of Conduct, Code of Ethics and Business Conduct, Corporate Governance Guidelines and charters of our Nominating, Audit and Compensation Committees and any of our reports on Form 10-K, Form 10-Q and Form 8-K and all amendments to those reports, can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any stockholder who requests them from our Investor Relations Department:

Investor Relations

CommScope Holding Company, Inc.

1100 CommScope Place, SE

Hickory, North Carolina 28602

U.S.A.

Phone: (828) 324-2200

E-mail: investor.relations@commscope.com

62	2017 Proxy Statement

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filings by CommScope under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Audit Committee Report” and “Compensation Committee Report” do not constitute soliciting material and should not be deemed filed with the Commission or incorporated by reference into any other filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate them by reference into such filing.

The information on our website, www.commscope.com, is not, and should not be deemed to be, a part of this Proxy Statement, or incorporated into any other filings we make with the Commission.

2017 Proxy Statement	63

NOTICE OF INTERNET AVAILABILITY OF

PROXY MATERIALS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 5, 2017

The Proxy Statement and Annual Report are available at

http://ir.commscope.com/annuals.cfm

BY ORDER OF THE BOARD OF DIRECTORS

Frank B. Wyatt, II

Secretary

March 21, 2017

Hickory, North Carolina

64	2017 Proxy Statement

ANNEX A—RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

CommScope management believes that presenting operating income, net income, diluted EPS and cash flow information excluding the special items noted above provides meaningful information to investors in understanding operating results and may enhance investors’ ability to analyze financial and business trends, when considered together with the GAAP financial measures. In addition, CommScope management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period.

	Year Ended December 31,
	2014	2015	2016
Reconciliation of Adjusted Operating Income
Operating income, as reported	$577.4	$181.6	$574.8

Adjustments:
Amortization of purchased intangible assets	178.3	220.6	297.2
Restructuring costs, net	19.3	29.5	42.9
Equity-based compensation	21.1	28.7	35.0
Asset impairments	12.1	90.8	38.6
Purchase accounting adjustments(1)	(11.9)	81.7	0.6
Integration and transaction costs(2)	12.1	96.9	62.3

Total adjustments to operating income	231.0	548.2	476.6

Non-GAAP adjusted operating income	$808.4	$729.8	$1,051.4

Reconciliation of Adjusted Net Income
Income (loss) before income taxes, as reported	$317.1	$(62.0)	$272.6
Income tax expense, as reported	(80.3)	(8.9)	(49.7)

Net income (loss), as reported	$236.8	$(70.9)	$222.8
Adjustments:
Total pretax adjustments to operating income	231.0	548.2	476.6
Pretax amortization of deferred financing costs & OID(3)	32.4	22.3	21.4
Pretax acquisition related interest(3)	—	29.2	—
Pretax loss on debt transactions(4)	93.9	—	17.8
Pretax net investment gains(4)	(12.3)	(2.7)	(0.5)
Tax effects of adjustments and other tax items(5)	(155.1)	(164.4)	(218.9)

Non-GAAP adjusted net income	$426.7	$361.7	$519.2

Diluted EPS, as reported	$1.24	$(0.37)	$1.13
Non-GAAP diluted EPS(6)	$2.23	$1.86	$2.64
Reconciliation of Adjusted Free Cash Flow
Cash flow generated by operating activities, as reported	$289.4	$302.1	$606.2
Less: Additions to property, plant and equipment	(36.9)	(56.5)	(68.3)
Adjustments:
Capital spending for BNS acquisition integration	—	12.7	6.1
Cash paid for integration and transaction costs	—	96.1	64.8
Debt redemption premium	93.9	—	17.8

Non-GAAP adjusted free cash flow	$346.4	$354.4	$626.6

2017 Proxy Statement	A-1

ANNEX A

(1)	Reflects non-cash charges resulting from purchase accounting adjustments, including adjustments to the estimated fair value of contingent consideration payable.
(2)	Reflects integration costs related to the acquisition of the BNS business, transaction costs related to potential and consummated acquisitions and costs related to secondary stock offerings.
(3)	Included in interest expense.
(4)	Included in other expense, net.
(5)	The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect. Adjustments for 2016 reflect the exclusion of a decrease in a valuation allowance while 2015 adjustments reflect the exclusion of an increase in a valuation allowance.
(6)	Diluted shares used in the calculation of non-GAAP adjusted diluted EPS for the years ended December 31, 2016, 2015 and 2014 are 196.5 million, 194.2 million and 191.5 million, respectively.

A-2	2017 Proxy Statement

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

CommScope’s leaders have adopted a sustainable philosophy on corporate responsibility that embraces our core company values and holds us accountable to produce smart solutions that respect our people and our planet:

Meaningful integrity is a decisive personal and company-wide commitment to enable faster, smarter and more sustainable solutions while demonstrating the utmost respect for our human and natural resources.

Our commitment enables us to invest wisely in our future. By utilizing innovative technology, intelligent engineering and energy-efficient designs, we’re building sustainable networks that make our customers more agile while also preserving the natural ecosystems from which we source our raw materials.

Our many sustainability efforts capture the essence of our long-term commitment to the people we employ, the customers we serve, the resources we use, the technologies we produce and the future we’re creating together.

Around the globe and across the street, CommScope professionals are doing their part to protect and preserve our natural resources.

Ethics matter at CommScope. Our employees are held to the exemplary standards defined by our Code of Ethics and Business Conduct.

CommScope seeks to inspire a culture of proactive health and fitness where our employees make healthy lifestyle decisions that lead to enjoyable careers and vibrant, balanced lives.

CommScope employs more than 25,000 people in over 100 countries around the world. Each and every one of us is vital.

At CommScope, it’s our goal to create a safe working environment where our employees protect themselves and their coworkers from getting hurt.

To learn more about corporate responsibility and sustainability at CommScope, please visit http://www.commscope.com/About-Us/Corporate-Responsibility-and-Sustainability.

        CORPORATE  RESPONSIBILITY

COMMSCOPE®

CommScope
1100 CommScope Place, SE
Hickory, NC 28602
1.828.324.2200

FSC
MIX
Paper from responsible sources
FSC® C132107

CommScope 1100 CommScope Place, SE Hickory, NC 28602 1.828.324.2200 © 2017 CommScope, Inc. All Rights Reserved. All trademarks identified by ® or ™ are registered trademarks or trademarks, respectively, of CommScope, Inc.

ANNUAL MEETING OF SHAREHOLDERS OF

COMMSCOPE HOLDING COMPANY, INC.

May 5, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://ir.commscope.com/annuals.cfm

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

∎ 00003333300000000000 9	050517

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED,

AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		1.	Election of Directors:

				FOR	AGAINST	ABSTAIN

			a. Frank M. Drendel	☐	☐	☐

			b. Joanne M. Maguire	☐	☐	☐

			c. Thomas J. Manning	☐	☐	☐

		2.	Advisory vote to approve the compensation paid to our named executive officers.	☐	☐	☐

		3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017.	☐	☐	☐
NOTE: To transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.
This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the nominees in Proposal 1, and FOR Proposals 2 and 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ∎

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

ANNUAL MEETING OF SHAREHOLDERS OF

COMMSCOPE HOLDING COMPANY, INC.

May 5, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://ir.commscope.com/annuals.cfm
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

∎ 00003333300000000000 9	050517

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED,

AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		1.	Election of Directors:

				FOR	AGAINST	ABSTAIN

			a. Frank M. Drendel	☐	☐	☐

			b. Joanne M. Maguire	☐	☐	☐

			c. Thomas J. Manning	☐	☐	☐

		2.	Advisory vote to approve the compensation paid to our named executive officers.	☐	☐	☐

		3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017.	☐	☐	☐
NOTE: To transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.
This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the nominees in Proposal 1, and FOR Proposals 2 and 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ∎

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

0 ∎

COMMSCOPE HOLDING COMPANY, INC.

Proxy for Annual Meeting of Shareholders on May 5, 2017

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Mark A. Olson and Michael D. Coppin, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of CommScope Holding Company, Inc., to be held May 5, 2017 at 1:00 p.m. EDT at JPMorgan Chase Conference Center, 270 Park Avenue, 2nd Floor, New York, NY 10017, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

∎ 1.1	14475 ∎